SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 28, 1999

                                   ----------


                              SYMPOSIUM CORPORATION
             (Exact name of registrant as specified in its charter)




         Delaware                         0-25435                13-4042921
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
incorporation or organization)                               identification no.)




    410 Park Avenue Suite 830
        New York, New York                                         10022
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (212) 754-9901

Item 2.  Acquisition or Disposition of Assets.

         DSI Asset Purchase Agreement

         On January 28, 2000 (the "Closing Date"), pursuant to an Asset Purchase Agreement made and entered into as of January 28, 2000 (the "DSI Agreement"), by and among Symposium Corporation, a Delaware corporation ("Symposium" or the "Company"), Direct Sales International L.P., a Georgia Limited Partnership ("DSI"), Direct Sales International, Inc., a recently formed Delaware corporation wholly owned by Symposium ("Direct Sales"), and Richard Prochnow, the sole stockholder of the general partner of DSI and the owner of over 90% of the partnership interests in DSI, Symposium and Direct Sales completed the acquisition of substantially all of the assets and certain liabilities of DSI.

         The purchase price paid by Symposium in order to acquire the DSI assets was: (i) $25 million dollars in cash; and (ii) assumption of the liabilities of DSI, subject to certain exclusions. The purchase price was arrived at through an arms-length negotiation between Symposium, DSI and Richard Prochnow. The purchase price increased from that provided under the Option A greement described in the Symposium Form 10QSB, dated August 16, 1999 due to a dispute between the parties with regards to the terms of the Asset Purchase Agreement and whether the purchase was concluded within the time set forth in the Option Agreement. Symposium financed the cash portion of the purchase price by borrowing $16 million dollars through a credit facility provided by Coast Business Credit and using the proceeds (approximately $9 million dollars) of the issuance by Symposium of Common Stock, warrants for the purchase of Common Stock, convertible preferred securities and the convertible debenture.

         Symposium has agreed to register, under the Securities Act of 1933, as amended, the Common Stock and the Common Stock underlying the warrants, convertible preferred securities and the convertible debenture.

         In connection with the acquisition of DSI, Symposium issued 2,500,000 shares of its Common Stock to Mr. Prochnow on June 19, 1999 for a note, as described in Note 3 of Symposium's Form 10-QSB for the period ended September 30, 1999. On the Closing Date, the Note was amended as follows: the maturity date was extended to January 14, 2003 (provided that one-third of the net proceeds of any sale of his Symposium Common Stock must be applied to repay the
Note); the requirement to pay interest on outstanding amounts not yet due was rescinded, and in lieu thereof, the amended Note provides for interest at 10% per annum, commencing on the date of any payment default under the amended Note. Symposium has entered into a Registration Rights Agreement with Mr. Prochnow which provides that Mr. Prochnow may sell up to 600,000 shares of Symposium Common Stock to Symposium at $3.00 per share between January 15, 2001 and March 13, 2001, and also requires the Company to register 1,000,000 of the 2,500,000 shares within 120 days after January 28, 2000. 600,000 shares were released from the Pledge Agreement executed by Mr. Prochow on June 6, 1999.

         Direct Sales has entered into a three-year Consulting Agreement with Mr. Prochnow pursuant to which Mr. Prochnow is entitled to receive $50,000 per month plus benefits. Such amount has been guaranteed by Symposium.

         DSI is an independent and subscription sales agent involved in direct marketing. At the time of the acquisition, it owned a database of over 600,000 subscribers.

         The Company recently announced that it had decided not to exercise its option to acquire 50.1% of the outstanding stock of AmeriNet, Inc. ("AmeriNet"), but had agreed to provide a $1,500,000 credit facility to AmeriNet in addition to the $500,000 of loans already advanced. Mr. Prochnow owns 50% of the common stock of AmeriNet.

         The foregoing description of the terms and provisions of the above described acquisition is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item  7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial statements of business acquired. It is presently impracticable to provide the financial statements required to be included in this Current Report on Form 8-K with respect to the businesses acquired. Such financial statements will be filed by amendment as soon as practicable, but in no event more than 60 days after the date of this filing.

         (b) Pro forma financial information. It is presently impracticable to provide the pro forma financial information required to be included in this Current Report on Form 8-K. Symposium intends to file the financial statements as soon as practicable, but in no event more than 60 days after the date of this filing.


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

         Item 7.



         Exhibit No.                Description
         -----------                -----------

         2.1 Asset Purchase Agreement made and entered into as of January 28, 2000, by and among Direct Sales International, Inc., Symposium Corporation and Richard Prochnow.

         2.2 Option Agreement dated June 9, 1999 by and among Symposium Corporation, Direct Sales International L.P. and Richard Prochnow, incorporated herein by reference to Exhibit 2.2 to the Registrant's quarterly report on Form 10QSB for the period ended June 3, 1999.

         99.1 Registration Rights Agreement made and entered into as of January 28, 2000 by and between Symposium Corporation and Richard Prochnow.

         99.2 Amended Non-Negotiable Secured Promissory Note made by Richard Procknow payable to the order of Symposium Corporation, dated January 28, 2000.

         99.3 Consulting Agreement between Symposium Corporation, Direct Sales International, Inc. and Richard Prochnow.

         99.4 Loan Agreement made and entered into as of January 28, 2000, between Symposium Corporation and AmeriNet.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Symposium Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                                         Symposium Corporation


                                                  By: /s/ Ronald Altbach
                                                       -------------------------

                                Index to Exhibits



         Exhibit No.                Description

         2.1 Asset Purchase Agreement made and entered into as of January 28, 2000, by and among Direct Sales International, Inc., Symposium Corporation and Richard Prochnow.

         2.2 Option Agreement dated June 9, 1999 by and among Symposium Corporation, Direct Sales International L.P. and Richard Prochnow, incorporated herein by reference to Exhibit 2.2 to the Registrant's quarterly report on Form 10QSB for the period ended June 3, 1999.

         99.1 Registration Rights Agreement made and entered into as of January 28, 2000 by and between Symposium Corporation and Richard Prochnow.

         99.2 Amended Non-Negotiable Secured Promissory Note made by Richard Procknow payable to the order of Symposium Corporation, dated January 28, 2000.

         99.3 Consulting Agreement between Symposium Corporation, Direct Sales International, Inc. and Richard Prochnow.

         99.4 Loan Agreement made and entered into as of January 28, 2000, between Symposium Corporation and AmeriNet.

                                   EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 28, 2000, by and among DIRECT SALES INTERNATIONAL, INC., a Delaware corporation (the "Purchaser"), SYMPOSIUM CORPORATION, a Delaware corporation ("Symposium"), DIRECT SALES INTERNATIONAL L.P., a Georgia limited partnership ("Seller"), and RICHARD PROCHNOW, an individual ("Prochnow"), with reference to the following facts:

         A. Prochnow is the sole shareholder of Direct Sales, Inc., the general partner of Seller, and directly owns limited partnership interests representing 93% of the profits, losses and distributions of Seller.

         B. Symposium, Seller and Prochnow are parties to an Option Agreement dated as of June 9, 1999 (the "Option Agreement"). Pursuant to the Option Agreement, Seller sold to Symposium an option (the "Option") to purchase the Assets from Seller on the terms and subject to the conditions set forth in the Option Agreement.

         C. The Option Agreement provides that Symposium's purchase of the Assets pursuant to its exercise of the Option shall be pursuant to a Long Form Agreement (as defined in the Option Agreement).

         D. The Purchaser is a wholly-owned subsidiary of Symposium formed for the purpose of acquiring the Assets and assuming the Assumed Liabilities as contemplated by this Agreement.

         E. Symposium has exercised the Option, and the parties intend that this Agreement shall constitute the Long Form Agreement referenced in the Option Agreement.

         NOW, THEREFORE, with reference to the foregoing facts, the parties agree as follows:

                                  Definitions.

         A. Certain Definitions. All terms defined in this Agreement shall have the defined meanings when used in this Agreement or in any agreement, note, certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined or the context otherwise requires. The following terms shall have the following meanings:

         "Action" means any litigation, action, suit, proceeding or arbitration before any court or Governmental Authority, or any investigation by any Governmental Authority.

         "Affiliate" shall mean, with respect to any specified Person, (i) any other Person who, directly or indirectly, owns or controls, is under common partnership or control with, or is owned or controlled by, such specified Person, (ii) any other Person who is a director, officer, manager, member, partner or trustee of the specified Person or a Person described in clause (i) of this definition or any spouse of the specified Person or any such other Person, (iii) any relative of the specified Person or any other Person described in clause (ii) of this definition, or (iv) any Person of which the specified Person and/or any one or more of the Persons specified in clause (i), (ii) or (iii) of this definition, individually or in the aggregate, beneficially own 10% or more of any class of voting securities or otherwise have a substantial beneficial interest.

         "Annual Financial Statements" shall mean the audited consolidated balance sheet of Seller as at December 31, 1998 and the related audited consolidated statements of operations, changes in partners' capital and cash flows for the fiscal year then ended, including, without limitation, the notes and schedules to these financial statements.

         "Assumed Employment Liabilities" shall mean (i) any liabilities or obligations of Seller and the DSI Subsidiaries with respect to employee compensation or employee benefits owed as accrued salary, wages, commissions, vacation pay or sick pay to any Current Seller Employee that have arisen in the ordinary course of business and consistent with rates in effect as of July 1, 1999 as disclosed by Seller on Section 1 of the Seller Disclosure Letter and
(ii) any payroll taxes payable by Seller on behalf of a Current Seller Employee as of the Closing or as a result of any adjustment in such compensation since July 1, 1999 in the ordinary course of business or with respect to employees employed since July 1, 1999.

         "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that the result is achieved as expeditiously as practicable under the circumstances; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to (i) take actions that would result in a material adverse change in the benefits to such Person under this Agreement or the transactions contemplated by this Agreement, (ii) make any significant cash payments or (iii) incur any significant liability or obligation.

         "Broker" shall mean Transactional Marketing Consultants.

         "Business" means the marketing and sale of magazine subscriptions by Seller, whether directly or through third Persons, and all business activities of Seller relating thereto.

         "Business Condition" of any Person shall mean the financial condition, results of operations, business, properties or prospects of such Person.

         "Charter Documents" shall mean (i) with respect to Seller, the Limited Partnership Agreement dated June 1, 1995 of Seller, (ii) with respect to each Subsidiary, the Articles or Certificate of Incorporation, By-Laws, Articles of Organization, Operating Agreement or other organizational documents, as applicable, of such party, and (iii) with respect to the Purchaser and Symposium, the Certificate of Incorporation and By-Laws of the Purchaser and Symposium, respectively.

         "Common Stock" shall mean the common stock, par value $0.001 per share, of Symposium.

         "Consulting Agreement" shall mean the consulting agreement to be entered into between Symposium, Purchaser and Prochnow.

         "Contract" shall mean any written or oral note, bond, debenture, mortgage, license, agreement, commitment, contract or understanding other than those agreements forming the basis of accounts receivable.

         "Copyrights" shall mean all United States and foreign copyrights, whether or not registered.

         "Current Balance Sheet" shall mean the unaudited consolidated balance sheet of Seller as at November 30, 1999.

         "Current Financial Statements" shall mean the Current Balance Sheet and the related unaudited consolidated statement of operations of the Seller for the eleven months ended November 30, 1999.

         "Current Seller Employee" shall mean an employee of Seller and/or any DSI Subsidiary immediately prior to the Closing.

         "DSI Subsidiaries" shall mean National Readers Service, Inc., DSI Communications, LLC and Media Outsourcing, LLC.

         "Employee Plans" with respect to any Person shall mean any plan, arrangement or Contract providing compensation or benefits to, for or on behalf of employees and/or directors of such Person, including employment, deferred compensation, retirement or severance Contracts; plans pursuant to which Equity Securities are issued, including, without limitation, stock purchase, stock option and stock appreciation rights plans; and bonus, thrift, pension, savings, insurance, profit sharing, severance, loan guaranty, employee loan or incentive compensation plans or arrangements; and supplemental unemployment benefit, hospitalization or other medical, life, dental, vision, health care or other insurance.

         "Environmental Laws" shall mean all applicable present laws, licenses and permits of all Governmental Authorities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Substances or the protection of the environment in any respect, including, without limitation: (i) all requirements, including, without limitation, those pertaining to notification, reporting, licensing, permitting, investigation, and remediation of Hazardous Substances; (ii) all requirements pertaining to the protection of the public from exposure to Hazardous Substances or injuries or harm associated therewith; and (iii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.), the

Resource Conservation and Recovery Act (49 U.S.C. ss.6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), and all similar federal, state, local and municipal Laws.

         "Equity Securities" of any Person shall mean the capital stock, partnership interests or membership interests of such Person and/or any Stock Equivalents of such Person.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Employment Liabilities" shall mean (i) any pending, threatened or future claims or Actions by or on behalf of any Current Seller Employee or former employee of Seller or any DSI Subsidiary alleging that Seller or any DSI Subsidiary violated any law, rule or regulation prior to the Closing in connection with the employment relationship between such person and Seller or the DSI Subsidiary, (ii) any severance or change of control liability or obligation of Seller or any DSI Subsidiary to any Person, including any Current Seller Employee or (iii) any of the following liabilities that is not set forth on Section 6(p)(viii) of the Seller Disclosure Letter: (1) any retirement benefits or severance pay and (2) any unpaid bonus arrangements or other perquisites paid to or agreed to be provided to any Current Seller Employee.

         "GAAP"   shall   mean   generally   accepted   accounting   principles,
consistently applied.

         "General Partner" shall mean Direct Sales, Inc., a Georgia corporation and the general partner of Seller.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Substance" means those substances defined as hazardous substances in 42 U.S.C. ss. 9601(14) and all other substances defined as hazardous under other applicable Laws.

         "Indebtedness" means, with respect to any Person, (i) any liability, contingent or otherwise, for borrowed money, and (ii) any liability for borrowed money of Persons other than Seller for which Seller has guaranteed or which otherwise is such Person's legal liability.

         "IP" shall mean Patents, Trademarks, Copyrights, Know-How and other rights and property commonly referred to as intellectual property, and rights or licenses to use the same, and any and all applications therefor.

         "Know-How" shall mean all inventions, processes, systems, methodologies, controls, trade secrets, know-how (including, without limitation, proprietary know-how and use and application know-how), product designs, drawings, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys, promotional literature, supplier and customer lists, similar data and formulas and processes.

         "Knowledge" shall mean the actual knowledge of Richard E. Prochnow, following reasonable inquiry of Sally Smith, Dennis Gougion and Lucille Simoni and the review of this Agreement with legal counsel.

         "Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code or rule of common law, now in effect, and in each case as amended, including, without limitation, any judicial or administrative order, consent, decree or judgment.

         "Lease Agreement" shall mean the Lease Agreement dated October 1, 1997, as amended by First Amendment to Lease Agreement dated January 1, 1999, as amended by Second Amendment to Lease Agreement dated as of January 14, 2000, entered into between the Purchaser and Lessor for the Premises.

         "Lessor" shall mean P&T Properties, LLC.

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "Material Oral Contracts" shall mean all oral Contract(s) which Seller or any DSI Subsidiary is a party or by which either is bound that are material to the financial condition of the Business or Assets.

          "Patents" shall mean all patents (including, without limitation, all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications and patent disclosures docketed and all other patent rights.

         "Permitted Liens" shall mean installments of general property taxes and special assessments not yet delinquent and other statutory liens (if any) and those liens described in Schedule 1(a) of the Seller Disclosure Letter.

         "Person" shall mean an individual or a partnership, corporation, trust, association, limited liability company, Governmental Authority or other entity.

         "Premises" shall mean 2550 Heritage Court, Suite 106, Atlanta, Georgia 30339.

         "Seller IP" shall mean all IP that Seller or any DSI Subsidiary owns, licenses and/or uses.

         "Stock Equivalents" of any Person shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock, partnership interests or membership interests of such Person.

         "Subsidiary" of any Person shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

         "Systems" shall mean all items, products or systems of Seller or any DSI Subsidiary used in the operation of the Business which incorporate the processing of dates and date-related data (including, without limitation, calculating, comparing and sequencing) that are operationally material to the Business as conducted by Seller or any Subsidiary or its agents or other third Persons, including, without limitation, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities.

         "Trademarks" shall mean all trademark, service mark and trade name rights (including, without limitation, all registrations of trademarks and of other marks, all registrations of trade names, labels and other trade rights and applications for any of the foregoing), the names "Direct Sales International," "DSI" and any variation thereof, and all associated goodwill symbolized thereby or connected therewith.

         "Transaction Contracts" shall mean this Agreement, the Lease, the Consulting Agreement and each other Contract executed and delivered by any party hereto in connection with the transactions contemplated by this Agreement.

         "Transfer" shall mean sell, assign, transfer, pledge, license, grant a security interest in, or otherwise dispose of, with or without consideration, and "Transferred" shall have a correlative meaning.

         "Year 2000 Compliant" shall mean that all Systems accurately process dates and date-related data (including, without limitation, calculating, comparing and sequencing) in all material respects before, during and after the year 2000.

         B. Other Definitions. The following terms shall have the meanings given the terms in the Sections set forth below:


                  Term                                              Section

                  Accounts Receivable.........................      2(a)(ii)

                  Acquisition Proposal........................      8(c)

                  Act.........................................      7(f)

                  Assets......................................      2(a)

                  Assumed Contracts...........................      2(a)(vi)


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

                  Assumed Liabilities.........................      3(a)

                  Claim.......................................      12(e)

                  Claim Notice................................      12(e)

                  Closing.....................................      5(a)

                  Closing Date................................      5(a)

                  Damages.....................................      12(c)

                  Direct Claim................................      12(e)

                  Employees...................................      6(q)

                  Excluded Assets.............................      2(b)

                  Excluded Contracts..........................      2(a)(vi)

                  Excluded Liabilities........................      3(c)

                  Indemnified Party...........................      12(e)

                  Indemnifying Party..........................      12(e)

                  Notices.....................................      16(a)

                  Permits.....................................      2(a)(viii)

                  Public Reports..............................      7(f)

                  Purchase Price..............................      4

                  Purchaser Indemnified Party.................      12(c)

                  Records.....................................      11(e)

                  Seller Disclosure Letter....................      6

                  Seller Indemnified Party....................      12(d)

                  Software....................................      2(a)(v)

                  Stock.......................................      12(h)

                  Tangible Personal Property..................      2(a)(i)

                  Third Party Claim...........................      12(e)

                  Transferred Employees.......................      11(f)(i)

                  Unpaid Liability............................      3(d)

                  1999 Tax Liability Statement................      13(d)

                          Sale and Purchase of Assets.

         C. Transfer of Assets. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from Seller, all of the Seller's right, title and interest in, under and to all of its assets, properties and rights of every kind, nature and description, tangible or intangible, real or personal, and the goodwill of and relating to the Business, but excluding the Excluded Assets (the "Assets"), including, but not limited to, the following:

all furniture, fixtures, machinery, equipment, office materials and supplies, vehicles, computer hardware, data processing equipment and other tangible personal property of-Seller and all related warranties and similar rights, including, without limitation, all such items listed on Schedule 2(a)(i) (the "Tangible Personal Property");

all accounts, notes or other receivables of Seller (collectively, the "Accounts Receivable"), all cash on hand and cash equivalents of Seller and all accounts, deposits and items in process of collection of Seller maintained with financial institutions or other Persons relating thereto;

all prepaid and deferred expenses and deposits relating to the Business or the Assets except for prepaid state income or franchise taxes, prepaid federal income taxes and prepaid insurance;

all Seller IP;

all computer databases and software owned by, or licensed to, Seller and each Subsidiary ("Software");

all Contracts identified on Schedule 2(a)(vi) (the "Assumed Contracts"); provided, however, that Purchaser shall have the right to assume (but may reject) any Contract of Seller which should have been, but was not, identified on Schedule 2(a)(vi) as an Assumed Contract or a Material Oral Contract;

all lists, records, files, books and documents (including, without limitation, credit information) in whatever form or medium (electronic, paper or otherwise) relating to past, current or prospective customers, suppliers, subscribers, agents, publishers, clearing houses and other Persons relating to the Business or the Assets, and other business and financial records, files, books and documents in whatever form or medium (electronic, paper or otherwise) held by Seller relating to the Business or the Assets, but excluding all relating to Excluded Liabilities or minute books, capital records and other documents of Seller that are not reasonably of use to the Purchaser in the conduct of the Business;

the Equity Securities of the DSI Subsidiaries;

all governmental franchises, licenses, approvals, authorizations and permits (collectively, "Permits") which are assignable that are held or used by Seller in connection with the Business or the Assets;

all claims, causes of action, rights of recovery and rights of set-off of any kind of Seller relating to the Business or the Assets, including, without limitation, any Liens for the benefit of or any rights to payment or to enforce payment in connection with the Business or the Assets;

all rights to and under any noncompetition, confidentiality, trade secret or other similar agreements or arrangements of Seller and relating to the Business or the Assets, including, without limitation, all causes of action or rights to sue for past infringement or breaches thereunder possessed by Seller; and

all other assets of the Business (except the Excluded Assets), wherever located, tangible or intangible.

         D. Excluded Assets. The parties to this Agreement expressly understand and agree that the Assets shall not include, and Seller is not under this Agreement selling, assigning, transferring or conveying to the Purchaser, the following assets (the "Excluded Assets"):

prepaid state income or franchise taxes, prepaid federal income taxes;

any right, title or interest of Seller in any refunds or credits of income taxes receivable after the Closing;

all rights of the Seller under any Transaction Contract;

the records relating to the organization of Seller and the operation of Seller as a limited partnership that are not reasonably of use to the Purchaser in the conduct of the Business;

all rights of the Seller under any Contracts which are identified as "Excluded Contracts" on Schedule 2(b)(v) or relate to Indebtedness of Seller; and

the assets identified on Schedule 2(b)(vi).

         E. Delivery of Possession of Assets. At the Closing, the Seller shall, at the Seller's expense, deliver possession of the Assets being transferred by the Seller to the Purchaser at the Premises.

         F. Right of Endorsement. After the Closing Date, the Purchaser shall have the absolute and unconditional right and authority to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by the Purchaser on account of any of the Assets, and Seller shall deliver to the Purchaser at the Closing a letter of instruction executed by Seller sufficient to permit the Purchaser to deposit such checks or other evidences of indebtedness in bank accounts in the name of the Purchaser.

         G. Consent to Assignment. This Agreement shall not constitute an agreement to assign any interest in any Contract or Permit or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof without the consent required or necessary of any third

                  Person would constitute a breach or violation thereof or affect adversely the rights of the Purchaser or Seller thereunder. If a consent of any third Person which is required in order to assign any such interest is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Seller to convey its interest to the Purchaser or the rights of the Purchaser thereunder, Seller and Prochnow shall cooperate with the Purchaser in any lawful arrangement but without cost to Seller, to provide that the Purchaser shall receive the Seller's entire interest in the benefits under any such Contract or Permit, including, without limitation, enforcement for the benefit of the Purchaser of any and all rights of the Seller against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that nothing contained in this Section 2(e) shall obligate the Purchaser to waive the satisfaction of the conditions precedent set forth in Section 9 of this Agreement, including, without limitation, Section 9(d) of this Agreement.

                              Assumed Liabilities.

         H. Assumed Liabilities. Subject to the provisions of this Agreement, the Purchaser agrees that upon transfer of the Assets on the Closing Date, it shall assume, perform and fulfill as they become due, to the extent not paid, satisfied, performed, discharged or fulfilled by Seller on or before the Closing Date, only the following liabilities and obligations of Seller which are not in default (the "Assumed Liabilities"), and none other:

                  (i)      all liabilities of DSI and its Subsidiaries incurred

                           in the ordinary course of the Business consistent

                           with past practice, including the liabilities secured

                           by the Permitted Liens, but excluding the Excluded

                           Liabilities; and

                           (iii) the executory obligations of Seller to be
performed on or after the Closing Date under the Assumed Contracts, excluding any obligations or liabilities arising from any breach or default thereunder or noncompliance therewith by Seller or any DSI Subsidiary.

         I. It is not the intention of either the Purchaser or Seller that the assumption by the Purchaser of the Assumed Liabilities shall in any way enlarge the rights of third Persons under any Contracts with the Purchaser, Seller or any DSI Subsidiary. Nothing contained in this Agreement shall in any way prevent the Purchaser from contesting in good faith any of the Assumed Liabilities; provided no such contest shall relieve the Purchaser of its obligations under this Agreement to Seller with respect thereto.

         J. Liabilities Not Assumed. The Purchaser shall not and does not assume any liabilities, obligations or commitments of Seller of any kind, known or unknown, contingent or otherwise, of whatsoever kind or nature, not specifically included within the Assumed Liabilities, and the same shall remain the sole responsibility of Seller (which liabilities, obligations and commitments are referred to in this Agreement as the "Excluded Liabilities"). The Excluded Liabilities include, without limitation, the following liabilities that are expressly excluded from the liabilities, obligations, and commitments being assumed by the Purchaser pursuant to Section 3(a):

any Indebtedness of Seller;

any liabilities or obligations of Seller or any DSI Subsidiary for the fees and expenses of counsel, accountants and other agents and representatives and all other expenses incurred by the Seller or any DSI Subsidiary (including, without limitation, broker's fees) incident to the negotiation, preparation and execution of the Transaction Contracts and the performance by the Seller of its obligations thereunder; provided that Symposium shall assume $500,000 of the $1,000,000 obligation of Seller to Broker;

any liabilities or obligations of Seller or any DSI Subsidiary arising out of or related to local, state, federal or foreign income taxes or assessments, including, without limitation, any such taxes arising by virtue of the transactions contemplated by this Agreement;

all sales taxes, including, without limitation, sales and other transfer taxes (including, without limitation, penalties and interest) attributable to, arising out of or resulting from the sale of the Assets, which taxes shall be borne solely by the Seller;

any regulatory orders and directives applicable to Seller except as specifically applicable to Seller's successors and assigns as may be provided in such regulatory orders and directives applicable to Seller;

any Excluded Employment Liabilities; and

any obligations and liabilities under Contracts which are identified as "Excluded Contracts" on Schedule 2(b)(v) or relate to Indebtedness of Seller.

         K. Right of Enforcement and Settlement. From and after the Closing Date, the Purchaser shall have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. Seller shall notify the Purchaser promptly of any claim made with respect to any Assumed Liability, and Seller shall not, except with the Purchaser's prior written consent, which consent may be withheld by the Purchaser in its absolute discretion, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to, any Assumed Liability. Seller shall cooperate with the Purchaser in any reasonable manner requested by the Purchaser in connection with any negotiations or proceedings involving any Assumed Liabilities.

                                 Purchase Price.

         The purchase price to be paid by the Purchaser for the Assets (the "Purchase Price") shall consist of: (a) cash in the amount of $25,000,000 and
(b) the assumption of the Assumed Liabilities.

                             Closing and Deliveries.

         L. The Closing. The closing of the purchase and sale of the Assets and the assumption of the Assumed Liabilities pursuant to Sections 2 and 3 of this Agreement (the "Closing") shall be deemed to have taken place on January 14, 2000, at Arnall Golden & Gregory, LLP, 2800 One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309. The date of the Closing is referred to in this Agreement as the "Closing Date".

         M. Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall deliver to Seller:

the cash portion of the Purchase Price by wire transfer;

such documents and instruments as Seller may reasonably request to evidence the assumption by the Purchaser of the Assumed Liabilities; and

such documents and instruments as Seller may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 10 of this Agreement.

         N. Deliveries by Seller and Prochnow at the Closing. At the Closing, Seller and/or Prochnow shall deliver or cause to be delivered to the Purchaser:

such bills of sale, endorsements, assignments, subleases, and other good and sufficient instruments of conveyance, transfer and assignment, including, without limitation, a bill of sale, as shall be necessary to vest in the Purchaser good title in and to the Assets free and clear of any and all Liens except Permitted Liens;

possession of the Assets in accordance with Section 2(c); and

such documents and instruments as the Purchaser may reasonably request to evidence the satisfaction of all conditions precedent set forth in Section 9 of this Agreement.

         O. Further Assurances. At the Closing, each party to this Agreement shall deliver or cause to be delivered, as appropriate, such further certificates, consents and other documents as may be necessary to carry out the terms of this Agreement.

             Representations and Warranties of Seller and Prochnow.

         Except as set forth in the disclosure letter and Schedules attached thereto delivered by Seller and Prochnow to the Purchaser and Symposium concurrently with the execution and delivery of this Agreement, which letter shall refer to the relevant Sections of this Agreement (the "Seller Disclosure Letter"), Seller and Prochnow, jointly and severally, represent and warrant to the Purchaser and Symposium as follows:

         P. Organization, Standing and Power; Capitalization. Seller is a limited partnership duly organized, validly existing and in good standing in the laws in the state of Georgia and has all requisite partnership power and partnership authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. Neither Seller nor any DSI Subsidiary is qualified or licensed as a foreign partnership, corporation or limited liability company in any jurisdiction other than its state of incorporation (and Georgia insofar as National Readers Service, Inc. is concerned) and Seller does not believe that qualification is necessary in any other jurisdiction; however, Seller is registered as a telemarketer in the state(s) set forth on
                  Schedule 6(a). Prochnow owns the General Partner, and directly or indirectly owns 94% of the profits, losses and distributions of Seller.

         Q.       Authority; Enforceability; Effect of Agreement.

Seller has full power and authority to enter into, execute and deliver each Transaction Contract to which it is a party and perform its obligations thereunder. Prochnow has the requisite capacity to enter into, execute and deliver each Transaction Contract to which he is a party and perform his obligations thereunder. Each Transaction Contract to which Seller is a party has been duly authorized by all necessary partnership, action, including, without limitation, the authorization and approval by Prochnow. This Agreement has been, and at the Closing each other Transaction Contract to which Seller or Prochnow is a party will be, duly executed and delivered by Seller on Prochnow, respectively. Assuming each Transaction Contract to which Seller or Prochnow is a party is duly executed and delivered by Symposium and the Purchaser to the extent they are parties thereto, this Agreement constitutes and, at the Closing, each other Transaction Contract to which Seller or Prochnow is a party will constitute, a valid and legally binding obligation of Seller or Prochnow, respectively, enforceable against Seller or Prochnow, respectively, in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies. Seller makes no representation as to the enforceability under Georgia law of the covenant not to compete in Section 14 hereof.

The execution and delivery by Seller or Prochnow of each Transaction Contract to which Seller or Prochnow is a party do not, and compliance by Seller or Prochnow with the provisions of each such Transaction Contract will not, (A) conflict with or result in a breach or default under the Charter Documents of Seller or any of the terms, conditions or provisions of any Contract to which Seller or Prochnow is a party or otherwise bound, or to which any property or asset of Seller or Prochnow is subject; (B) violate any Law applicable to Seller or Prochnow; or (C) result in the creation or imposition of any Lien on any Asset.

         R.       Assets.

Seller has good and marketable title to all of the Assets and at the Closing, the Purchaser shall receive good and marketable title to the material Assets, free and clear of all Liens, except Permitted Liens; provided, that the foregoing representation shall not apply to immaterial assets which are easily replaceable with a value under $2,500 individually and $25,000 in the aggregate, the absence of which would not impair the ability of Purchaser to conduct the Business as it has been conducted in the past.

The Assets consist of all of the assets reflected on the Current Balance Sheet. Seller and the DSI Subsidiaries own or have a lease or license for all assets and properties used in their respective businesses necessary to conduct their business as presently conducted (and all such leases and licenses are identified on Schedule 2(a)(vi)). Each item of Tangible Personal Property included in the Assets is in good operating condition and repair, ordinary wear and tear excepted, for the requirements of the Business as currently conducted.

         S. Accounts Receivable. The Accounts Receivable, whether reflected on the Current Balance Sheet or subsequently created, and all books, records and documents relating to such Accounts Receivable, are accurate in all material respects. All Accounts Receivable of Seller and each DSI Subsidiary, whether reflected on the Current Balance Sheet or subsequently created: (i) constitute sales transactions in the ordinary course of business and valid rights of the Seller or DSI Subsidiary to collect payments from other Persons; and (ii) are not subject to any counterclaim or offset but are subject to cancellation pursuant to Seller's policy as set forth in the Seller Disclosure Letter or as provided by applicable laws or court orders. Since the date of the Current Balance Sheet:
                  (i) there have not been any write-offs as uncollectable of any Accounts Receivable of Seller or any DSI Subsidiary; and (ii) neither Seller nor any DSI Subsidiary has taken, or caused to be taken, any action (other than its customary programs) to accelerate collection of any of its Accounts Receivable. No warranty is made with respect to the collectibility of any Accounts Receivable; however, except as may be limited by other provisions of this Section 6(d), Prochnow has no reason to believe the Accounts Receivable, subject to the reserves for bad debts, will not be collected pursuant to past practice.

         T. Assumed Contracts. Schedule 2(a)(vi) sets forth a true and complete list and description of all written Contracts and all Material Oral Contracts to which Seller is a party related to the Business and operations thereof. True and correct copies of each written Assumed Contract so identified on Schedule 2(a)(vi), including, without limitation, all amendments and modifications thereof and waivers thereunder, have been delivered to the Purchaser. To the Knowledge of Seller, each Assumed Contract is in full force and effect, and is the valid and binding obligation of each party to the Assumed Contract. Seller and each DSI Subsidiary has performed all of the obligations required to be performed by it to date under each Assumed Contract to which it is a party or is otherwise subject, and neither Seller nor any DSI Subsidiary is in breach of or default under any Assumed Contract, and to the Seller's Knowledge no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach of or default by Seller or any DSI Subsidiary under any Assumed Contract. To the Seller's Knowledge, each other party to each Assumed Contract has performed all of the obligations required to be performed by it to date under each Assumed Contract and is not in breach of or in default under such Assumed Contract, and no event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach of or default by such other party under any Assumed Contract.

         U.       Intellectual Property.

The Seller Disclosure Letter contains a true and complete list of all Patents, Trademarks and registered Copyrights of Seller and the DSI Subsidiaries. The Seller IP constitutes all IP that is required to enable Seller and the DSI Subsidiaries to conduct the Business relating to the Assets as now conducted. Neither Seller nor any DSI Subsidiary has received any written notice of infringement or other written complaint or is otherwise aware of any complaint to the effect that Seller or any DSI Subsidiary or any of its Affiliates has violated or infringed the IP or any other proprietary rights of others. Each of Seller and each DSI Subsidiary has full right and authority to utilize the Seller IP in the manner currently utilized. No royalties, honoraria, damages or fees are payable by Seller or any DSI Subsidiary to other Persons by reason of the ownership or use by any Seller and the DSI Subsidiaries of any Seller IP. To the Seller's Knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise violated any IP right of Seller and the DSI Subsidiaries.

Seller is the sole and exclusive owner (legal and beneficial) of the Trademarks identified on Section 6(f)(ii) of the Seller Disclosure Letter in any and all forms and embodiments thereof in each Jurisdiction, and to the goodwill attached to such Trademarks in each Jurisdiction, in the class or classes identified on
Section 6(f)(ii) of the Seller Disclosure Letter with respect to such Jurisdiction. Section 6(f)(ii) of the Seller Disclosure

Letter sets forth a list of all countries, states or other jurisdictions in which each such Trademark is registered or in which registration applications are pending (the "Jurisdictions"), the date(s) of registration (or application), the class(es) of registration and the name of the Person in which each such Trademark is registered.

At or immediately after the Closing, Seller shall at all times hereafter change its name and use a name which does not include the words "Direct", "Sales" or "International" or any words which are similar with the name of Purchaser, Symposium or any Subsidiary thereof. Prochnow and Seller agree for the express benefit of Purchaser, that he or it has no continuing right, title or interest in or to the name of Seller or any derivation thereof; and subject to the applicable laws, Purchaser may continue to use the name.

         V.       Financial Statements.

Seller has delivered the Annual Financial Statements and the Current Financial Statements to the Purchaser. The Annual Financial Statements have been prepared from the books and records of Seller in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position, results of operations and cash flows of Seller as at the dates of and for the periods set forth in the Annual Financial Statements in accordance with GAAP. The Current Financial Statements have been prepared from the books and records of Seller on an accrual basis consistent with other financial statements prepared by management and do not include all information and footnotes required by generally accepted accounting principles, but do include all adjustments consisting of normal recurring accruals considered necessary for a fair presentation of the financial statements consistent with management's past practices.

Neither Seller nor any DSI Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been reflected on the Current Balance Sheet, other than account payables and obligations incurred in the ordinary course of business consistent with past practice after the date of the Current Balance Sheet. The Current Balance Sheet reflects adequate reserves for all losses computed in accordance with GAAP.

         W. Absence of Certain Changes and Events. Since January 1, 1999, Seller and each of the DSI Subsidiary has conducted its business relating to the Assets only in the ordinary course of business consistent with past practice and (i) there has not been any material damage, destruction or loss relating to the Tangible Personal Property of the Seller or any DSI Subsidiary, whether or not insured, (ii) any liability created or incurred included in the Assumed Liabilities other than accounts payable, accrued expenses and deferred revenues created or incurred in the ordinary course of business consistent with past practice and in amounts not unusual in respect of the business of Seller or any DSI Subsidiary as customarily conducted, or disclosed in other sections of this Agreement, including the Seller Disclosure Letter, (iii) any Lien created on any Asset except Permitted Liens, (iv) except in the ordinary course of business consistent with past practice, any increase in, or commitment or plan adopted to increase, the wages, salaries, compensation, pension or other benefits or payments to any Employees, (v) any material capital expenditures or commitment to make any such expenditures with respect to the Assets or the Business, (vi) any rights of substantial value waived with respect to the Assets or the Business, (vii) any transfer of any Assets other than in the ordinary course of business consistent with past practice or (viii) any material adverse change in the Business Condition of Seller and the DSI Subsidiaries, token as a whole. Seller has made no distributions to any of its partners since December 31, 1999 except for a distributions which in the aggregate do not exceed $1,500,000.

         X. Litigation and Proceedings. There is no pending or, to the Knowledge of Seller, threatened Action to which Seller or any DSI Subsidiary is a party or involving the Business or any of the Assets. Neither Seller nor any DSI Subsidiary nor the Business nor the Assets is subject to any judgment, order, writ, injunction, decree or regulatory directive or agreement of any Governmental Authority.

         Y. Brokers. Neither Seller nor Prochnow has retained or otherwise engaged or employed any broker, finder or any other Person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other Person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

         Z. Creditor Issues. The transfer of the Assets to the Purchaser is not being made with the actual intent to hinder, delay or defraud any creditor of Seller. Seller believes it is receiving reasonably equivalent value in exchange for the transfer of the Assets. Seller is not engaged or about to engage in a business or a transaction following the Closing for which the remaining assets of the Seller would be unreasonably small in relation to the business or transaction, and Seller has not incurred, nor shall it incur debts beyond its ability to pay them as they become due. Seller is not insolvent nor shall it become insolvent as a result of the transactions contemplated by this Agreement.

         AA. No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by Seller in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, but not limited to, the assignment of the Assumed Contracts.

         BB.      Environmental Compliance Matters.

To the knowledge of Seller, Seller and each Subsidiary is, and at all times has been, in material compliance with, and has not been and is not in material violation of or liable in any material respect under, any Environmental Law.

The Premises constitute all of the real property used or occupied by Seller during the past 10 years;

the Premises have never been used by Seller or the DSI Subsidiaries as a waste disposal site or a storage site for petroleum products or chemicals in material violation of Environmental Laws;

neither Seller nor any DSI Subsidiary has knowingly allowed any Person occupying the Premises to bring Hazardous Substances onto the Premises or to process or store any Hazardous Substances on the Premises in such manner as to cause Seller to incur a material liability under Environmental Law and, to Seller's Knowledge, no Hazardous Substance has been released into the environment by Seller or any DSI Subsidiary that may present an imminent and substantial endangerment to human health;

to Seller's Knowledge, there are no complaints on file or matters pending in any federal or state environmental protection offices involving any allegation that Seller has unlawfully released or disposed of any Hazardous Substances on the Premises or other violations of Environmental Laws; and

neither Seller nor any DSI Subsidiary has received notice from any environmental board, agency or authority requiring the removal of any Hazardous Substances or other alleged harmful materials or wastes, or advising of any pending or contemplated search or investigation of the Premises or any portion of the Premises with respect the removal of any Hazardous Substances or other alleged harmful materials or wastes or the violation of any Environmental Law.

         CC. Permits. The Seller Disclosure Letter lists all material federal, state, local and foreign Permits issued by any Governmental Authority in respect of the Business or the Assets. Seller and the DSI Subsidiaries have all Permits and other rights which are required in order for Seller and the DSI Subsidiaries to conduct the Business as presently conducted, and to the Seller's Knowledge there is no basis for the denial of any Permits or other rights in the future.

         DD. Employee Benefits. Each Employee Benefit Plan is in material compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the provisions of the Internal Revenue Code of 1986, as amended. Neither Purchaser nor Symposium shall, as a result of the transactions contemplated by this Agreement, (i) become liable for any liability or expense with regard to any Employee Benefit Plan or (ii) be or become a party to any Employee Benefit Plan unless expressly assumed or adopted by Purchaser.

         EE.      Employees.

Neither the Seller nor any of its Subsidiaries is a party to any collective bargaining agreement or any employment, consulting, or similar agreement or any agreement or arrangement providing for severance payments to any employee of Seller or its

Subsidiaries upon termination of employment or which provide benefits upon a change in control of the Seller. There is no basis for any unfair labor practice charge or complaint against the Seller or any of its Subsidiaries arising out of the Seller's or such Subsidiary's activities (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes) nor is there any labor strike, work stoppage, grievance, or other labor dispute pending or, to Seller's knowledge are there any organizational efforts with respect to any employees of the Seller or its Subsidiaries. Neither the Seller nor any of its Subsidiaries has received written notice of the intent of any Governmental Agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to the Company or any Subsidiaries, and to Seller's knowledge, no such investigation is in progress or threatened; and there is no reasonable basis for any of the foregoing.

There is no request for union representation, labor strike, dispute, slowdown or stoppage pending or, to the Seller's Knowledge, threatened against or directly affecting Seller or any DSI Subsidiary.

No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist before any Governmental Authority.

The employment of Seller's and DSI Subsidiaries' employees is terminable at will without cost to Seller except for payment of accrued salaries or wages and vacation pay.

There is no collective bargaining agreement which is binding on Seller or any DSI Subsidiary or other written or oral agreement with respect to collective bargaining with any union or group of employees.

None of Seller or any DSI Subsidiary has experienced any material work stoppage in the last 36 months.

Neither the Seller nor any DSI Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such employees.

The Seller Disclosure Letter lists as of December 31, 1999 the name, job title, current base salary or hourly wage, date of hire and social security number of all employees employed by Seller and the DSI Subsidiaries, including, without limitation, individuals on short-term disability who were so employed immediately before their disability (collectively, the "Employees"). As to any individual on short-term disability, the Seller Disclosure Letter indicates the reason for such absence and the date the individual is reasonably expected to return to active employment. The Seller Disclosure Letter also indicates the accumulated accrued vacation pay projected for each Employee as of the Closing Date. None of Seller or any DSI Subsidiary has taken any actions which were calculated to dissuade, or have the effect of dissuading, any present employees, representatives or agents of Seller or any DSI Subsidiary from commencing an association with the Purchaser after the Closing Date. To Seller's Knowledge, no executive officer intends to terminate his or her employment with Purchaser or any DSI Subsidiary. The Seller Disclosure Letter also includes a list of all persons with whom Seller or any DSI Subsidiary has a written or oral obligation to pay any bonus, severance or retirement benefit or any other benefits.

         FF. Tax Matters. All tax returns required to be filed by Seller or any DSI Subsidiary have been filed and to the knowledge of Seller all such returns are true, complete, and correct in all material respects, and (b) all taxes that are due or claimed to be due from Seller or any DSI Subsidiary have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves, if necessary, have been established in accordance with prior practice (and, if being contested, such contests are described in the Seller Disclosure Letter). None of the tax returns of Seller or any DSI Subsidiary is currently being examined by the United States Internal Revenue Service or any other Governmental Authority.

         GG. Other Relationships. Prochnow has no interest, either directly or indirectly, in any Person, including, without limitation, any Person (whether as an employee, officer, director, shareholder, partner, member, agent, independent contractor, security holder, creditor, consultant, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with the Business; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with Seller or any DSI Subsidiary; or (iii) has any direct or indirect interest in any asset or property used by Seller or any DSI Subsidiary or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the business of Seller or any DSI Subsidiary. No current or former stockholder, partner, member, director or officer of Seller or any DSI Subsidiary nor any Affiliate of any such Person, is at present, or since January 1, 1996, has been, directly or indirectly through his affiliation with any other Person, a party to any transaction (other than as an employee) with Seller or any DSI Subsidiary providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such Person.

         HH. Conflicts of Interest. Neither Seller nor any DSI Subsidiary nor any officer, employee, agent or any other Person acting on behalf of Seller or any DSI Subsidiary has, directly or indirectly, given or agreed to give or receive any money, gift or similar benefit (other than legal price concessions, price adjustments or cancellations to customers in the ordinary course of business consistent with past practice) to or from any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was, is, or may be in a position to help or hinder the business of Seller or any DSI Subsidiary (or assist in connection with any actual or proposed transaction therewith) which (i) might subject Purchaser, Seller or any DSI Subsidiary to any Damages in any Action, (ii) if not given in the past, might have had a material adverse effect on the Business Condition of Seller and the DSI Subsidiary taken as a whole or (iii) if not continued in the future, might have a material adverse effect on the Business Condition of Seller and the DSI Subsidiary taken as a whole.

         II.      Year 2000. All Systems are Year 2000 Compliant.

         JJ. Material Misstatements and Omissions. No representations and warranties by Seller or Prochnow in this Agreement, or any exhibit, schedule or certificate furnished by Seller or Prochnow to the Purchaser or Symposium pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Representations and Warranties of the Purchaser and Symposium.

         The Purchaser and Symposium, jointly and severally, represent and warrant to Seller and Prochnow as follows:

         KK. Organization, Standing and Corporate Power. The Purchaser and Symposium each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and the Business of Seller following the Closing. The Purchaser and Symposium each is duly qualified or licensed as a foreign corporation and is in good standing in each jurisdiction where the nature of its properties owned or held under lease or the nature of the business conducted by it make such qualification necessary.

         LL.      Authority; Enforceability.; Effect of Agreement.

The Purchaser and Symposium each has full corporate power and corporate authority to enter into, execute and deliver each Transaction Contract to which it is a party and perform its obligations thereunder. Each Transaction Contract to which the Purchaser or Symposium is a party has been duly authorized by all necessary corporate action of the Purchaser or Symposium, respectively. This Agreement has been, and at the Closing each other Transaction Contract to which the Purchaser or Symposium is a party will be, duly executed and delivered by the Purchaser or Symposium, respectively. Assuming each Transaction Contract to which the Purchaser or Symposium is a party is duly executed and delivered by Seller and Prochnow to the extent they are parties thereto, this Agreement constitutes and, at the Closing, each other Transaction Contract to which the Purchaser or Symposium is a party will constitute, a valid and legally binding obligation of the Purchaser or Symposium, respectively, enforceable against the Purchaser or

Symposium, respectively, in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, or the availability of equitable remedies.

The execution and delivery by the Purchaser or Symposium of each Transaction Contract to which it is a party do not, and compliance by the Purchaser and Symposium with the provisions thereof will not, (A) conflict with or result in a breach or default under the Charter Documents of the Purchaser or Symposium or any of the terms, conditions or provisions of any Contract to which the Purchaser or Symposium is a party or otherwise bound, or to which any asset or property of the Purchaser or Symposium is subject; or (B) violate any Law applicable to the Purchaser or Symposium; or (C) result in the creation or imposition of any Lien on any asset of the Purchaser or Symposium.

         MM. Creditor Issues. Symposium and Purchaser believe Purchaser is receiving reasonably equivalent value in exchange for the Purchase Price being paid for the transfer of the Assets and has sufficient working capital for the continued operation of the Business following the Closing. Neither Symposium nor Purchaser is engaged or about to engage in a business or a transaction following the Closing for which the remaining Assets of Purchaser and Symposium would be unreasonably small in relation to the business or transaction, and neither Symposium nor Purchaser has incurred, nor shall they incur debts beyond their ability to pay as they become due. Neither Symposium nor Purchaser is insolvent nor shall either of them become insolvent as a result of the transactions contemplated by this Agreement.

         NN. Brokers. Except for Transactional Marketing Consultants and Wilshire Boulevard Partners LLC, neither the Purchaser nor Symposium has retained or otherwise engaged or employed any broker, finder or any other Person, or paid or agreed to pay any fee or commission to any agent, broker, finder or other Person, for or on account of acting as a finder or broker in connection with this Agreement or the transactions contemplated hereby.

         OO. No Consents Required. There are no approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by the Purchaser or Symposium in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement.

         PP. Filings. As of the date hereof, Symposium has made all necessary filings pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (collectively, the "Public Reports"). The Symposium Public Reports which have been delivered to Prochnow complied at the respective times of filing thereof in all material respects with the applicable requirements of the Act and the Exchange Act and, as of the dates thereof, did not contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein misleading in light of the circumstances in which they were made. All financial statements included in the Public Filings present fairly the consolidated financial condition of Symposium and its affiliates as of their respective dates.

         QQ. Financing. Schedule 7(g) to this Agreement summarizes the contemplated financing to obtained by Symposium and Purchaser to finance the Purchase Price.

                 Conduct and Transactions Prior to the Closing.

         RR. Conduct of Business. Prior to the Closing, except as contemplated by the Transaction Contracts or with the prior written consent of Symposium, Seller agrees, and Prochnow agrees to cause Seller and each DSI Subsidiary:

to conduct its operations according to its ordinary and usual course of business consistent with past practice; however, Purchaser acknowledges that from time to time Seller may modify the information disclosed to customers either in the materials mailed to customers or in the scripts used in telephone communications with customers, or modify its dealings with its Lead Brokers;

not to Transfer any Assets except in the ordinary course of business similar to prior practice except for the distribution by the Seller of $1.5 million to its partners;

not to declare or pay any dividend or other distribution on its Equity Securities, and not to purchase, redeem, retire or otherwise acquire any of its Equity Securities;

except in the ordinary course of business, not to amend, modify or terminate, or grant any waiver of any right under, any Assumed Contract, and not to make any payment under any Assumed Contract which is not required to be made strictly in accordance with the terms of the Assumed Contract;

to comply with all of its obligations and duties under each Assumed Contract and not to create or permit to exist any default or event of default on behalf of the Seller or any DSI Subsidiary under any Assumed Contract, or any event or circumstance which, with lapse of time or notice, or both, would constitute a default under an Assumed Contract;

to use its Best Efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those Persons having business relationships with the Seller and the DSI Subsidiaries;

to maintain the tangible Assets in a reasonably good condition and state of repair (normal wear and tear excepted);

not to incur any fixed or contingent obligation or enter into any Contract or other transaction or arrangement relating to the Business or the Assets which
(i) may not be terminated by the Seller or any DSI Subsidiary on 30 days' notice or less without cost or liability, (ii) which is not in the ordinary course of the business consistent with past practice, and (iii) which is not transferable or assignable to the Purchaser;

not to commit any act or omit to do any act which would be or result in a breach of any of its obligations, duties, agreements or representations under any Contract to which it is a party or to which it enters into subsequent to the date of this Agreement which would reasonably be expected to have a material adverse effect on the Business Condition of the Seller and the DSI Subsidiaries taken as a whole;

to bear the risk of loss or damage to the Assets on and prior to the Closing Date; and, if any Asset is damaged on or prior to the Closing Date by any casualty, Seller shall give Symposium immediate written notice of such damage, and, if such damage or destruction is material, shall afford Symposium, in its sole and absolute discretion, the right to cancel, terminate or delay the Closing under this Agreement; provided, however, if Symposium does not elect to cancel, terminate or delay the Closing, Seller shall pay to Purchaser any insurance proceeds received by Seller;

to maintain the books, records and accounts of the Seller and the DSI Subsidiaries in the ordinary course of business consistent with past practice;

not to enter into any Contract of any kind or nature with any Affiliate of the Seller; and

not to enter into any transaction or perform any act which would make any of the representations, warranties or agreements of the Seller or Prochnow contained in this Agreement (including, without limitation, Section 6(h)) false or misleading in any material respect if made again immediately after such transaction or act.

         SS. Inspection of Records. Between the date of this Agreement and the Closing, Seller and each DSI Subsidiary shall allow the duly authorized officers, attorneys, accountants and other representatives of the Purchaser access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information in each case relating to the business and affairs of the Seller and each DSI Subsidiary.

         TT. Acquisition Proposals. During the period from the date of this Agreement and extending through the earlier of termination of this Agreement or the Closing, Seller, each DSI Subsidiary and Prochnow agree that (i) neither Seller nor any DSI Subsidiary nor Prochnow shall, and Seller and each DSI Subsidiary shall direct and cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant) not to, initiate, solicit, intentionally encourage or accept the submission of any proposal or offer with respect to a merger, acquisition, sale, consolidation or similar transaction involving all or any significant portion of the Assets or any Equity Securities of Seller or any DSI Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations or discussions concerning, or provide any confidential information or data to, any Person relating to an Acquisition Proposal, and (ii) Seller will notify Symposium immediately if any Acquisition Proposal is received by Seller or any DSI Subsidiary and/or Prochnow or any negotiations or discussions relating to a potential Acquisition Proposal are sought to be initiated or continued with Seller or any DSI Subsidiary and/or Prochnow.

         UU. Consulting Agreements. Prochnow, Purchaser and Symposium agree to enter into the Consulting Agreement at the Closing.

         VV. Best Efforts. Between the date of this Agreement and the Closing, each of the parties to this Agreement will use its or his Best Efforts to cause the conditions to the obligations of the other parties set forth in Sections 9 or 10 of this Agreement, as the case may be, to be satisfied.

         WW. Notices by Seller. Between the date of this Agreement and the Closing, Seller shall promptly notify Symposium of (i) any material development concerning the Business; (ii) any material change in the Assets or the financial condition of Seller or any DSI Subsidiary or any event which Seller believes could cause a material change in the Assets or the financial condition of Seller or any DSI Subsidiary; and (iii) any Action regarding Seller or any DSI Subsidiary.

         XX. Notices by Symposium. Between the date of this Agreement and the Closing, Symposium shall promptly notify Seller and Prochnow of (i) any material development concerning the financial condition of Symposium or Purchaser or the terms of the financings it contemplates closing in order to consummate the Transaction Contracts; (ii) any event which Symposium believes could prevent Symposium and Purchaser from closing the transactions as contemplated by this Agreement; or (iii) any Action regarding Symposium or Purchaser.


          Conditions to the Obligations of the Purchaser and Symposium.

         The obligation of the Purchaser and Symposium to take the actions required to be taken by either or both of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Symposium in writing, in whole or in part):

         YY. Representations and Warranties. The representations and warranties of Seller and Prochnow (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to Symposium or its representatives by Seller or Prochnow or any of their respective representatives) subject to Knowledge, materiality or material adverse effect qualifications, shall be true and correct, and those not so qualified shall be true and correct in all material respects, on the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date.

         ZZ. Performance. Seller and Prochnow shall have performed in all material respects all obligations and complied in all material respects with all covenants required by any Transaction Contract to be performed or complied with by Seller or Prochnow, respectively, on or prior to the Closing Date.

         AAA. Release of Liens. Seller shall have delivered to the Purchaser any required releases and/or termination statements, releasing all Liens (except Permitted Liens) in favor of any Person in or to any of the Assets, except those which relate to the Assumed Liabilities.

         BBB. Consents. Seller shall have delivered to the Purchaser all consents and approvals of Governmental Authorities and other Persons necessary for the unconditional consummation of the transactions contemplated hereby.

         CCC. Certificate. Seller and Prochnow shall have delivered to the Purchaser and Symposium a certificate, dated the Closing Date and executed by each of Seller and Prochnow, certifying that the conditions specified in Sections 9(a), (b), (c) and (d) have been satisfied.

         DDD. No Actions. No Action pertaining to the transactions contemplated by this Agreement or to their consummation shall have been instituted or threatened on or prior to the Closing Date.

         EEE. Consulting Agreement. Prochnow shall have executed and delivered to Purchaser the Consulting Agreement.

         FFF. Opinion Letter. The Purchaser and Symposium shall have received from Arnall Golden & Gregory, LLP, counsel to Seller and Prochnow, an opinion letter, dated as of the Closing Date and addressed to the Purchaser and Symposium, in form and substance satisfactory to the Purchaser and Symposium.

              Conditions to the Obligations of Seller and Prochnow.

         The obligation of Seller and Prochnow to take the actions required to be taken by any or all of them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing, in whole or in part):

         GGG. Representations and Warranties. The representations and warranties of the Purchaser and Symposium (contained in this Agreement, any exhibit or schedule hereto, or any certificate, instrument or other writing delivered to Seller, Prochnow or their respective representatives by the Purchaser or Symposium or any of their respective representatives) subject to materiality or material adverse effect qualifications shall be true and correct, and those not so qualified shall be true and correct in all material respects, on the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date.

         HHH. Performance. The Purchaser and Symposium each shall have performed all obligations and complied with all covenants required by any Transaction Contract to be performed or complied with by it on or prior to the Closing Date.

         III. Certificate. The Purchaser and Symposium shall have delivered to Seller a certificate, dated the Closing Date and executed by each of the Purchaser and Symposium, certifying that the conditions specified in Sections 9(a) and (b) have been satisfied and that neither the Chief Executive Officer nor Chief Financial Officer of Symposium has any conscious awareness that Seller and Prochnow are in breach of any representation, warranty or agreement under this Agreement or, if they have such awareness, identifying such breach (in which event, if the Closing occurs, such breached shall be deemed waived).

         JJJ. Consulting Agreement. Purchaser and Symposium shall have executed and delivered the Consulting Agreement to Prochnow.

         KKK. Employment Agreements. Purchaser shall have entered into employment agreements with each of Dennis Gougion and Sally Smith.

         LLL. No Action. No action shall have been initiated or threatened against Symposium or Purchaser on or prior to the Closing Date pertaining to the financial condition of Symposium which if successful would prevent Symposium or Purchaser from consummating the transaction herein contemplated.

         MMM. Broker's Agreement. Prochnow shall have received from Broker an acknowledgement that Symposium has assumed $500,000 of the liability owed by Seller to Broker in connection the transactions contemplated by this Agreement and that Broker releases Seller from $500,000 of such liability.

         NNN. Opinion Letter. Seller and Prochnow shall have received from Troop Steuber Pasich Reddick & Tobey, LLP, counsel to Symposium and Purchaser, an opinion letter, dated as of the Closing Date and addressed to Seller and Prochnow, in form and substance satisfactory to the Seller and Prochnow.

                       Further Agreements of the Parties.

         OOO. Further Agreements of the Seller. Seller shall upon the request of the Purchaser from time to time execute and deliver to the Purchaser such further bills of sales, endorsements and other good and sufficient instruments of title, conveyance, transfer and assignment as may be necessary or desirable in order to vest in the Purchaser, free and clear of all Liens except for Permitted Liens, all right, title and interest in and to any and all of the Assets.

         PPP. Purchase Price Allocation. Seller and the Purchaser agree that the Purchase Price shall be allocated among the Assets as set forth on Schedule 11(b) to this Agreement and the parties agree to prepare and file their respective tax returns in a manner wholly consistent with said allocation, including any reports or returns required under ss. 1060 of the Internal Revenue Code and the accompanying Regulations thereunder.

         QQQ. 8-K Financial Statements. Seller shall promptly provide such assistance reasonably requested by Symposium to enable it to prepare financial statements and pro forma financial statements sufficient to permit Symposium to fully, completely and timely comply with Symposium's obligations to file financial statements relating to the Assets, the Assumed Liabilities and the Business under and pursuant to Item 7 of Form 8-K under the Exchange Act, and Rule 3-05 of Regulation S-X of the General Rules and Regulations under the Exchange Act however, Seller shall have no responsibility for the preparation or filing of such reports and/or forms.

         RRR.     Confidentiality.

The Purchaser, Symposium, Seller and each Subsidiary and Prochnow hereby acknowledge and agree that any and all information which has been disclosed by one to the other, its directors, partners, members, managers, employees, consultants, agents and shareholders during the discussions and negotiations leading to the execution of this Agreement, and all information to be disclosed by one to the other, its directors, employees, consultants and agents and shareholders during the period commencing on the date of execution of this Agreement through the Closing or termination of this Agreement, shall constitute confidential information and trade secrets of the disclosing party, and as such are secret, confidential and unique and constitute the exclusive trade secrets and property of such party. Such information has been made known and available to the other party and its respective employees, consultants and agents strictly in connection with the negotiation and execution of this Agreement and the consummation of the transactions provided for herein. Each party hereby acknowledges and agrees that any use or disclosure of any such confidential information or trade secrets, other than pursuant to this Agreement, would be wrongful and would cause irreparable injury to the other. Accordingly, each party hereby expressly agrees, for itself and on behalf of its shareholders, partners, members and directors, if any, and its principal officers, managers, employees, agents, consultants and representatives, that it and they will not at any time prior to the Closing or at any time thereafter, use or disclose, other than in accordance with the terms and provisions of this Agreement, any of such confidential information or trade secrets; provided, that any of the parties hereto may use or disclose such confidential information or secrets of another party without restriction if such information or secrets (A) were or are available to such party on a non-confidential basis from a source other than the other party, or (B) were or become generally available to the public (other than as a result of an impermissible disclosure by such party or its Affiliates); and provided, further, that if a party is required (by oral question, interrogatories, requests for information or documents, subpoena or similar process) to disclose any of such information or secrets of another party, such disclosure be made without liability hereunder (although notice of such requirement shall be given to the other party so that, if practicable, the other party may seek a protective order against such disclosure). Notwithstanding the foregoing, no provision of this Section 11(d) shall in any manner whatsoever prevent or inhibit the Purchaser or Symposium from using or disclosing any such confidential information relating to the Business or the Assets in any manner the Purchaser or Symposium shall deem fit from and after the Closing; provided further, Seller and Prochnow agree, for itself or himself and its or his Affiliates, officers, managers, partners, members, employees, agents, consultants and representatives, that it or he will not at any time from and after the Closing Date use or disclose any such confidential information which either (x) concerns the Purchaser or Symposium or its respective business or operations or (y) relates to the Business or is included in the Assets. Each party acknowledges that, in the event of a violation by the other of the terms and provisions of this Section 11(d), the remedies at law would not be adequate; and accordingly, in such event such party may proceed to protect and enforce its rights under this Section 11(d) by a suit in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 11(d) from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to the party resulting from the breach.

Seller and Prochnow acknowledge that Symposium has public reporting obligations under the Exchange Act, and Symposium and the Purchaser must obtain financing to complete the purchase of the Assets as provided hereunder. Accordingly, notwithstanding the preceding paragraph:

                  (a) Symposium may make public disclosures of such information regarding the Seller and Prochnow as it deems appropriate under applicable securities Laws; and

                  (b) Symposium may disclose information regarding the Seller, the DSI Subsidiaries and Prochnow to Persons from whom Symposium seeks financing to complete the purchase of the Assets and to underwriters, finders and broker/dealers who assist in locating such investors; provided that each such Person is under a confidentiality obligation with respect to such information not materially less stringent than the confidentiality obligations applicable to the Purchaser and Symposium under this Agreement.

                           Notwithstanding the foregoing, Symposium agrees not
to issue any press release announcing the closing of the transactions contemplated by this Agreement without providing a copy of such release to Prochnow in advance and giving Prochnow a reasonable time to review and comment on such release.

         SSS. Access to Books and Records. Following the Closing, Symposium, the Purchaser and Seller shall grant to each other access to the books, records, papers and documents relating to the Business of Seller (i) in the case of the Purchaser and Symposium, included in the Assets, and (ii) in the case of Seller, not included in the Assets which relate to the operation of the Business of the Seller (the "Records"). Such access shall be given upon the reasonable request of the requesting party during normal business hours and upon five business days prior notice. Each party shall maintain the Records in its possession for a period of three years from and after the Closing Date, and each shall first offer to the other such of the Records as it may hereafter desire to dispose of or destroy at least 30 days prior to initiating any disposition or destruction whether prior to or following the aforementioned three year period.

         TTT. Employees. Effective as of the Closing Date, Seller shall terminate those Employees selected by the Purchaser. Effective as of the Closing Date, the Purchaser shall offer employment to the Employees so selected by the Purchaser and terminated by Seller on such terms and conditions as the Purchaser shall determine. All Employees to whom the Purchaser offers employment and who accept such employment are herein referred to as the "Transferred Employees." Nothing in this Section 11(f) shall limit the Purchaser's authority to terminate the employment of any Transferred Employee at any time for whatever reason.

         UUU. Amerinet Indebtedness. Purchaser and Symposium covenant that neither Prochnow nor Seller shall have any liability of any kind for any indebtedness of Amerinet to Symposium or its affiliates.

         VVV. Prohibited Payments by Purchaser. Purchaser agrees not to make any Prohibited Payments to Symposium without the prior consent of Prochnow for two years following the Closing except for dividends not to exceed the income tax liability which Purchaser would have paid if it and its subsidiaries were not part of the Symposium consolidated group to tax purposes. "Prohibited Payments" include dividends and other payments by Purchaser to Symposium other than payments for actual services rendered by Symposium or pro rata portion of compensation for officers of Symposium who actually perform services for Purchaser (but not including salary or other compensation of Ronald Altbach). In January 2001 Prochnow agrees in good faith to consider terminating this covenant after one year from the Closing Date based on the successful operation of Purchaser during 2000.

         WWW. MemberWorks Incorporated. Seller presently has a reserve with MemberWorks Incorporated ("MemberWorks"). Seller and Purchaser agree to split equally any payments received from MemberWorks relating to such reserve as it relates to business generated prior to the Closing.

             Survival of Representations and Warranties; Indemnity.

         XXX. Survival of Representations and Warranties. All representations and warranties made in this Agreement or made in any document delivered pursuant to this Agreement by or on behalf of any party shall survive the execution and delivery of this Agreement and the Closing, regardless of notice of or any investigation or right of investigation made prior to or after the date of this Agreement by or on behalf of any party, and shall terminate and expire two years following the Closing Date, after which date they shall be of no further force or effect.

         YYY. Not Applicable to Termination. The provisions of this Section 12 with respect to indemnification shall not provide any of the parties hereto, their officers, directors, employees, partners of stockholders with any rights for damages, losses or expenses of any kind relating to the failure, refusal or inability of the transactions herein contemplated to be closed on or before the Closing Date, as all such rights, if any, shall be governed by the provisions of Section 15(d).

         ZZZ. Indemnification By Prochnow. Prochnow agrees to indemnify, save and hold harmless the Purchaser, each DSI Subsidiary, Symposium and each of their respective officers, directors, employees, agents and Affiliates, and each of their successors and assigns (individually, a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties") from and against any and all costs, losses, claims, liabilities, fines, penalties, and expenses (including, without limitation, interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) ("Damages") incurred in connection with, arising out of, resulting from or incident to:

any breach of the representations or warranties, or any default in any agreements, made by Seller or Prochnow in this Agreement, any exhibit or schedule thereto or any certificate, instrument or writing delivered in connection therewith;

any Excluded Liability;

any Action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 12(c). If, by reason of any of the matters subject to indemnification under this Section 12(b), a Lien, attachment, garnishment or execution is placed upon any of the property or assets of any Purchaser Indemnified Party, Prochnow shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Purchaser Indemnified Party to obtain the prompt release of such Lien, attachment, garnishment or execution unless such Lien, attachment, garnishment or execution is not otherwise released or discharged within 10 days after receipt of written notice by Prochnow.

         AAAA. Indemnification by the Purchaser and Symposium. The Purchaser and Symposium shall, jointly and severally, indemnify, save and hold harmless Prochnow and Seller and each of their respective officers, directors, partners, members, managers, employees, agents and Affiliates (other than the DSI Subsidiaries), and each of their successors and assigns (individually, a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties") from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to:

any Assumed Liabilities;

any breach of the representations, warranties, or covenants or any default in any agreements, made by the Purchaser or Symposium in this Agreement, any exhibit or schedule thereto or any certificate, instrument or writing delivered in connection therewith;

any obligation or liability arising out of the operation of the Business after the Closing Date by Purchaser or Symposium, except in each case, if such liability or claim results from the breach of any of the warranties, representations, covenants or agreements made by Seller or Prochnow in any Transaction Contract, any schedule or exhibit thereto or any certificate or instrument delivered in connection therewith;

any claim or damages incurred by Seller or Prochnow as a result of the failure by Symposium to satisfy the obligation to Broker assumed by Symposium under
Section 3(c)(ii) of this Agreement; or

any Action, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this Section 12(d). If, by reason of the claim of any third Person relating to any of the matters subject to indemnification under this Section 12(d), a Lien, attachment, garnishment or execution is placed upon any of the property or assets of any Seller Indemnified Party, Symposium shall also, promptly upon demand, furnish an indemnity bond satisfactory to the Seller Indemnified Party to obtain the prompt release of such lien, attachment, garnishment or execution unless such Lien, attachment, garnishment or execution is not otherwise released or discharged within 10 days after receipt of written notice by Prochnow.

         BBBB. Notice of Claim. If a claim for Damages (a "Claim") is to be made by a party entitled to indemnification hereunder (an "Indemnified Party") against the indemnifying party (the "Indemnifying Party"), the Indemnified Party shall give written notice (a "Claim Notice") to the Indemnifying Party, which notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify (to the extent that the information is available) the factual basis for the Claim and the amount of the Damages, if known. If the Claim is a Third Party Claim, the Indemnified Party shall provide the Claim Notice as soon as practicable after such party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder. If any Action is filed against any Indemnified Party, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party has been damaged by such failure.

         CCCC. Defense of Claims. With respect to a Third Party Claim, if after receipt of the Claim Notice the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such Third Party Claim, the Indemnifying Party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such Action, (ii) to employ and engage attorneys of its own choice, but, in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including, without limitation, any impleaded parties) include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense, to separate one firm of counsel (in addition to appropriate local counsel) of its own choosing, and (iii) to compromise or settle such Action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed.

         If the Indemnifying Party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party. If the Indemnified Party assumes the defense of the Claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 12(f) and for any final judgment (subject to any right of appeal) and the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any Damages by reason of such settlement or judgment.

         DDDD.    Limitation on Indemnification Obligations.

Except as provided in Section 12(g)(iv), the Purchaser Indemnitees shall not be entitled to recover damages under Section 12(c) unless the aggregate amount of indemnifiable

Damages incurred by Purchaser Indemnities exceeds $500,000, at which time such claim for indemnification may be made only for the excess.

Except as provided in Section 12(g)(iv), in no event shall the Purchaser Indemnities be entitled to recover an amount hereunder in excess of $2,000,000 under this Section 12.

Except as provided in Section 12(g)(iv), no claim for indemnification may be made after the second annual anniversary of the Closing.

Notwithstanding anything to the contrary herein contained, the limitations contained in Sections 12(g)(i), (ii) and (iii) shall not apply to (A) indemnification obligations under Section 12(c)(ii) or Section 12(c)(iii) to the extent covering an Excluded Liability or (B) indemnification obligations under Sections 12(c)(i) for: (I) breaches of any of the representations and warranties relating to Sections 6(b), (c) or (r), (II) breach of any covenants or agreements of any Indemnifying Party contained in this Agreement or (III) fraud by an Indemnifying Party in connection with this Agreement and the transactions contemplated by this Agreement. Any recovery under or in connection with the circumstances described in the immediately preceding sentence shall not be taken into account in determining whether the $2,000,000 limitation set forth in
Section 12(g)(ii) has been reached.

         EEEE. Satisfaction of Indemnified Claim by Prochnow. In the event Purchaser or Symposium is entitled to be indemnified and held harmless by Prochnow pursuant to the terms of this Agreement, the amount of such indemnification by Prochnow may be satisfied, at Prochnow's option, by payment in cash or in the capital stock ("Stock") of Symposium. In the event Prochnow elects to satisfy such indemnified amount with Stock, the value of such Stock per share for the purposes of satisfying such claim shall be the average of the closing sales prices on the last 10 days on which sales of the Stock are reported immediately prior to the determination of the indemnified amount.

                                     Taxes.

         FFFF. Payment of Taxes; Filing of Returns. Seller shall remain liable for the filing of all tax returns and reports and for the payment of all foreign, federal, state and local taxes of the Seller and the DSI Subsidiaries relating to the operation of the business of the Seller, the DSI Subsidiaries or to the Assets for any period ending on or prior to the Closing Date, and for the payment of all taxes attributable to or relating to the consummation of the transactions contemplated herein, and Seller and Prochnow shall, jointly and severally, indemnify and hold the Purchaser and Symposium harmless from and against all liability in connection therewith.

         GGGG. Tax Periods Beginning Before and Ending After the Closing Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed any tax returns of the DSI Subsidiaries for tax periods which begin before the Closing Date and end after the Closing Date. Seller and Prochnow shall be jointly and severally liable for payment to Purchaser, payable within fifteen (15) days after the date on which taxes are paid with respect to such periods, for an amount equal to the portion of such taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Current Balance Sheet. For purposes of this Section, in the case of any taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any taxes other than taxes based upon or related to income or receipts, be deemed to be the amount of such tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Seller and the DSI Subsidiaries.

         HHHH. Sales Taxes. Seller shall bear all responsibility for sales, transfer, use, value added or other similar taxes, if any, arising out of the consummation of the transactions herein provided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

                                 Noncompetition.

         IIII. Covenant Not to Compete. For a period of five years from the Closing Date, Prochnow shall not, directly or indirectly, whether individually or as a member, officer, director, investor, stockholder, employee or consultant of any Person, or in any other capacity, (i) engage anywhere in the United States in a business which competes with the Business, or (ii) induce or attempt to induce (A) any employee of Symposium or any of its Subsidiaries to leave the employ of Symposium or any of its Subsidiaries or in any way interfere adversely with the relationship between any such employee and Symposium or any of its Subsidiaries, (B) any employee of Symposium or any of its Subsidiaries to work for, render services or provide advice to or supply confidential business information or trade secrets of Symposium or any of its Subsidiaries to any third Person, or (C) any customer, supplier, agent, publisher, clearing house, licensee, licensor or other business relation of Symposium or any of its Subsidiaries to cease doing business with Symposium or any of its Subsidiaries or in any way interfere with the relationship between any such customer, supplier, agent, publisher, clearing house, licensee, licensor or other business relation and Symposium or any of its Subsidiaries. The ownership by Prochnow of four percent or less of the outstanding capital stock of any corporation engaged in any business which competes with any line of business engaged in or about to be engaged in by Symposium or any of its Subsidiaries, where the capital stock of the corporation is listed on a national securities exchange or actively quoted on the Nasdaq Stock Market, shall not be deemed a violation by Prochnow of this
                  Section 14; provided that Prochnow is not an officer, director or employee of, or a consultant to, such corporation or otherwise related in any way to such corporation (other than as a shareholder thereof).

         JJJJ. Remedies. Prochnow acknowledges and agrees that, in the event of a violation by Prochnow of the terms and provisions of this
                  Section 14, the remedies at law would not be adequate. Accordingly, in such event Symposium may proceed to protect and enforce its rights under this Section 14 by a suit in equity for specific performance and temporary, preliminary and permanent injunctive relief from violation of any of the provisions of this Section 14 from any court of competent jurisdiction without the necessity of proving the amount of any actual damages to Symposium or its Subsidiaries resulting from the breach.

         KKKK. Modification. If for any reason there should be a determination by a court of competent jurisdiction that the provisions of this Section 14 are too broad or unreasonable (or otherwise objectionable) and therefore unenforceable, the provisions of this Section 14 shall be deemed modified, and fully enforceable as so modified, to the extent that the court would find them to be fair, reasonable and enforceable under the circumstances.

                                  Termination.

         LLLL. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual agreement, in writing, of each of the parties to this Agreement.

         MMMM. Termination by Symposium. Symposium may (but shall not be obligated to) terminate this Agreement on behalf of itself and the Purchaser prior to the Closing by giving written notice to Prochnow if:

there has been a material violation or breach by Seller or any Subsidiary or Prochnow of any agreement, covenant, representation or warranty contained in any Transaction Contract, which violation or breach shall not have been cured or corrected within ten days after receipt of notice thereof;

the Closing does not occur on or prior to January 31, 2000, or such later date as may be agreed to in writing by the parties; any of the conditions in Section 9 have not been satisfied as of the Closing or if Symposium is made aware and determines in its reasonable discretion that any condition in Section 9 will not be satisfied as of the Closing (other than through the failure of the Purchaser or Symposium to comply with its obligations under this Agreement) and Symposium has not expressly waived such condition in writing on or before the Closing.

         NNNN. Termination by Seller. Seller may (but shall not be obligated to) terminate this Agreement on behalf of itself and all other Seller Parties prior to the Closing by giving written notice to Symposium if:

there has been a material violation or breach by the Purchaser or Symposium of any agreement, covenant, representation or warranty contained in any Transaction Contract, which violation or breach shall not have been cured or corrected within ten days after receipt of notice thereof;

the Closing does not occur on or prior to January 31, 2000, or such later date as may be agreed to in writing by the parties; or

any of the conditions in Section 10 have not been satisfied as of the Closing or if Seller is made aware and determines in its reasonable discretion that any condition in Section 10 will not be satisfied as of the Closing (other than through the failure of Seller or Prochnow to comply with its or his obligations under this Agreement) and Seller has not expressly waived such condition in writing on or before the Closing.

         OOOO. Effect of Termination. In the event of such termination, no party shall have any obligation or liability to any other party in respect to this Agreement, except that Sections 11(d) and 16(i) shall remain in full force and effect.

                                 Miscellaneous.

         PPPP. Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission (which must be confirmed) or by United States first class, registered or certified mail, postage prepaid, to the following addresses:

                         (i)       if to Symposium, to:

                                   Symposium Corporation
                                   410 Park Avenue
                                   Suite 430
                                   New York, New York 10022
                                   Facsimile No.:  (212) 754-9906
                                   Attn:  Ronald Altbach
                         with a copy to:

                                   Troop Steuber Pasich Reddick & Tobey, LLP
                                   2029 Century Park East, 24th Floor
                                   Los Angeles, California 90067
                                   Facsimile No.:  (310) 728-2211
                                   Attn:  Alan B. Spatz, Esq.

                         (ii)      if to Seller or Prochnow, to:

                                   Richard Prochnow
                                   2550 Heritage Court, Suite 106
                                   Atlanta, Georgia  30339
                                   Facsimile No.:  (770) 952-0409

                         with a copy to:

                                   Arnall Golden & Gregory, LLP
                                   1201 West Peachtree Street, Suite 2800
                                   Atlanta, Georgia  33309
                                   Facsimile No.:  (404) 873-8501
                                   Attn:  S. Jarvin Levison, Esq.

Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other parties in the manner prescribed in this Section.

         QQQQ. Entire Agreement. This Agreement, the other Transaction Contracts and the exhibits and schedules thereto contain the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by way of this Agreement.

         RRRR. Assignment. No party may assign its rights or obligations under this Agreement, and any attempted or purported assignment or any delegation of any party's duties or obligations arising under this Agreement to any Person shall be deemed to be null and void, and shall constitute a material breach by such party of its duties and obligations under this Agreement; provided that Symposium may assign its rights to any Subsidiary of

                  Symposium but such assignment shall not relieve Symposium of any obligation hereunder. This Agreement shall inure to the benefit of and be binding upon any successors of each party by way of merger or consolidation.

         SSSS. Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

         TTTT. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

         UUUU. Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         VVVV. Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         WWWW. Costs and Attorneys' Fees. If any Action is instituted to remedy, prevent or obtain relief from a default in the performance by any party to this Agreement of its obligations under this Agreement, the prevailing party shall recover its reasonable attorneys' fees incurred in each and every such Action, including, without limitation, any and all appeals or petitions therefrom.

         XXXX. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         YYYY. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

                  IN WITNESS WHEREOF, this Option Agreement has been made and entered into as of the date and year first above written.

                                        SYMPOSIUM CORPORATION,
                                        a Delaware corporation



                                        By: /s/ Ronald Altbach
                                           ------------------------------------
                                             Ronald Altbach
                                             Chief Operating Officer :

                                        DIRECT SALES INTERNATIONAL, INC.



                                         By: /s/ Ronald Altbach
                                           ------------------------------------
                                             Ronald Altbach
                                             Chief Executive Officer

                                         DIRECT SALES INTERNATIONAL, L.P.


                                         By:  Direct Sales, Inc.


                                              By: /s/Richard Prochnow
                                                  ------------------------------
                                                  Richard L. Prochnow
                                                  Chief Executive Officer

                                         RICHARD L. PROCHNOW


                                         /s/ Richard Prochnow
                                         ---------------------------------------
                                         Richard L. Prochnow

                                  SCHEDULES TO
                            ASSET PURCHASE AGREEMENT


              SCHEDULE 2(a)(i)              Tangible Personal Property

              SCHEDULE 2(a)(vi)             Assumed Contracts

              SCHEDULE 2(b)(v)              Excluded Contracts

              SCHEDULE 2(b)(vi)             Excluded Assets

              SCHEDULE 6(a)                 Telemarketing Registrations

              SCHEDULE 7(g)                 Contemplated Symposium Financing

              SCHEDULE 11(b)                Allocation of Purchase Price

                                  EXHIBIT 99.1

REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered as of January 28, 2000 by and between Symposium Corporation, a Delaware corporation, (the "Company"), and Richard L. Prochnow ("Purchaser").

1.       Definitions

For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Asset Purchase Closing" shall mean the date of closing of the Asset Purchase Agreement by and among the Company, Direct Sales International, Inc., Direct Sales International, L.P. and Purchaser.

         "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Indemnified Party" shall have the meaning set forth in Section 3(g) of this Agreement.

         "Indemnifying Party" shall have the meaning set forth in Section 3(g) of this Agreement.

         "Notices" shall have the meaning set forth in Section 3(a) of this Agreement.

         "Person" shall mean an individual or a partnership, limited partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

         "Demand Registrable Stock" shall mean 1,000,000 shares of the Securities, such number of shares subject to adjustment for stock splits, reverse stock splits and stock dividends.

         "Securities" means the 2,500,000 shares of Common Stock purchased by Purchaser pursuant to that certain Stock Purchase Agreement dated as of June 9, 1999 by and between Company and Purchaser, and all shares of Common Stock issued by reason of a stock split or stock dividend with respect to such Securities

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

2. Effectiveness of Agreement. This Agreement shall become effective as of the Asset Purchase Closing, provided, however, that if the Asset Purchase Closing does not occur on or prior to January 31, 2000, this Agreement shall be null and void and of no further effect.

3.       Registration.

Within 120 days of the Asset Purchase Closing, the Company will file with the SEC a registration statement including the Demand Registrable Stock, and shall use its best efforts to cause the registration statement to become effective within 180 days following the Asset Purchase Closing.

In connection with the registration, the Company will:

Use its best efforts to cause the registration statement to remain effective until the earliest to occur of: (A) the date Purchaser shall have sold all of the Demand Registrable Stock included in the Registration Statement; (B) the date Purchaser can sell the Demand Registrable Stock pursuant to Rule 144(k); and (C) June 30, 2001;

Furnish to Purchaser a copy of the registration statement and each amendment to the registration statement and such number of copies of the final prospectus included under such registration statement as Purchaser may reasonably request in order to facilitate the distribution of the Demand Registrable Stock owned by Purchaser;

Notify Purchaser of the issuance of any stop order by the SEC in connection with the registration statement, and in such event the Company will use its best efforts to promptly obtain the lifting of any such stop order; and

Pay all costs and expenses of the registration other than (A) any underwriting discounts or brokerage commissions incurred by Purchaser in connection with the sale of the Demand Registrable Stock, and (B) any fees and expenses of counsel or others retained by Purchaser in connection with the registration.

As a condition to the Company's obligation to register the Demand Registrable Stock, Purchaser must complete and provide to the Company all questionnaires, powers of attorney, and other documents which may reasonably be required by the Company in connection with the registration statement.

Following the effectiveness of the registration statement, upon receipt from the Company of a notice that the registration statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Purchaser will immediately discontinue disposition of Demand Registrable Stock pursuant to the registration statement until the Company notifies Purchaser that it may resume sales of Demand Registrable Stock and, if necessary, provides to Purchaser copies of the supplemental or amended prospectus. In such event, Purchaser will deliver to the Company all copies, other than permanent file copies then in Purchaser's possession, of the most recent prospectus covering the Demand Registrable Stock. Unless the misstatement or omission relates to a proposed merger, acquisition or other major corporate transaction involving the Company or any of its subsidiaries, the Company will promptly correct misstatement or omission in the registration statement so as to permit Purchaser to sell Demand Registrable Stock pursuant to the registration statement.

The Company agrees to indemnify and hold harmless Purchaser, its officers, directors and agents, and each person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Demand Registrable Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Purchaser or on Purchaser's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Demand Registrable Stock concerned to such person.

Purchaser agrees to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to Purchaser, but only (i) with respect to information furnished in writing by Purchaser or on Purchaser's behalf expressly for use in any registration statement or prospectus relating to the Demand Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 3(e) of this Agreement results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Demand Registrable Stock concerned to such person. Purchaser's obligation to indemnify shall be limited to the net proceeds received from the sale of Demand Registrable Stock.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 3, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

In the event of an underwritten public offering of capital stock by the Company, Purchaser agrees not to sell any Securities during such period as may be reasonably requested by the managing underwriter of the offering (which period shall not be longer than the period during which the directors of the Company may not sell capital stock). Unless this restriction is waived, Purchaser shall be entitled to participate in the offering on a basis comparable to any other selling stockholder who participates.

4.       Put Right.

At any time between January 15, 2001 and March 15, 2001, Purchaser may, by delivery of written notice to the Company (the "Put Notice"), require on one occasion the Company to purchase from the Purchaser up to 600,000 shares of Common Stock for $3.00 per share. The foregoing number of shares and purchase price per share shall be adjusted appropriately in the event of any stock split, reverse stock split or stock dividend after the date hereof. The closing of such purchase and sale shall take place at the time designated by the Company within 60 days after the date the Company receives the Put Notice.

5.       Miscellaneous.

(a) Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page to this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section 5(a).

(b) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

(c) Successors. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

(d) Waiver and Amendment. No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

(e) Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

(f) Captiare for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Purchaser have duly executed this Agreement as of the day and year first above written.

THE COMPANY:

SYMPOSIUM CORPORATION


By: /s/ Ronald Altbach
    -----------------------
    Ronald Altbach, Co-Chairman of the Board

Address:
410 Park Avenue, Suite 430
New York, New York 10022

PURCHASER:

RICHARD L. PROCHNOW


 /s/ Richard Prochnow_
----------------------

Address:
----------------------
----------------------
----------------------

                                  EXHIBIT 99.2

                                     AMENDED
                     NON-NEGOTIABLE SECURED PROMISSORY NOTE
$2,500,000                                                      January 28, 2000

         FOR VALUE RECEIVED, Richard L. Prochnow (the "Maker"), hereby promises to pay to the order of Symposium Corporation, a Delaware corporation ("Symposium"), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), as follows: (i) $2,500 shall be due and payable on the date hereof; and (ii) the remaining balance shall be due and payable on January 14, 2003. In addition, concurrently with any sale of Common Stock of Symposium, Maker shall pay to Symposium one-third of the net proceeds from such sale to reduce the amount outstanding on this Note.

         If any payment is not made when due, such payment and any outstanding amount on this Note shall thereafter bear interest at a rate of 10% per annum until the amount not paid and accrued and unpaid interest is paid in full.

         All payments on this Note shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         This Note evidences indebtedness incurred pursuant to the terms of that certain Stock Purchase Agreement of June 9, 1999 between Maker and Symposium (the "Purchase Agreement"). Symposium and the Maker also entered into a Stock and Partnership Interest Pledge Agreement dated June 9, 1999, as amended on even date herewith (the "Pledge Agreement") providing, among other things, for the securing of this Note by a pledge of the Pledged Collateral (as defined in the Pledge Agreement). To the extent applicable, the provisions of the Purchase Agreement and/or the Pledge Agreement (including, without limitation, the provisions of Section 6.1 of the Purchase Agreement) are incorporated herein by this reference.

         If any of the following events (each, an "Event of Default") shall occur:

         ZZZZ. (a) the Maker shall default in the payment of any part of the principal or interest on this Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise;

         AAAAA. (b) the Maker shall (i) become insolvent or be unable, or admit in writing its inability, to pay its debts as they mature; (ii) make a general assignment for the benefit of creditors; (iii) be adjudicated as bankrupt or insolvent or file a voluntary petition in bankruptcy; (iv) file a petition or an answer seeking an arrangement with creditors to take advantage of any insolvency law; or (v) file an answer admitting to the material obligations or consent to, or default in answering, or fail to have dismissed within 60 days after the filing thereof, a petition filed against it in any bankruptcy or insolvency proceeding; or

         BBBBB. (c) any breach of the Maker's obligations under the Pledge Agreement shall have occurred and be continuing or any representation or warranty made under Section 4.3 of the Pledge Agreement shall be false in any material respect, then, the holder of this Note may at any time by written notice to the Maker, declare the entire unpaid principal of and the interest accrued on this Note through the date of such Event of Default to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by the Maker; provided that if an Event of Default occurs pursuant to paragraph (b) above, the entire unpaid principal and the interest accrued on this Note shall become automatically due and payable without any notice, demand or other action by the holder.

         The Maker agrees to pay to the holder hereof all reasonable expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note.

         The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflicts of law principles thereof.

         This Note is non-negotiable and shall not be transferred or assigned by Symposium except by operation of law or as provided in the Purchase Agreement. Any attempted assignment of this Note by Symposium except by operation of law or as provided in the Purchase Agreement shall be deemed void. This Note amends and replaces the non-negotiable promissory note dated June 9, 1999 executed by Maker in favor of Holder.


                                             /S/ Richard Prochnow
                                             --------------------
                                             Richard L. Prochnow

                                  EXHIBIT 99.3

                        DIRECT SALES INTERNATIONAL, INC.

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made and entered into as of January 28, 2000 by and between Direct Sales International, Inc., a Delaware corporation (the "Company"), Symposium Corporation, and Richard L. Prochnow ("Consultant").

1.       Engagement and Responsibilities

         (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages Consultant as a consultant (not as an agent), and Consultant accepts such engagement.

         (b) The Company is engaged in the business of marketing and sale of magazine subscriptions, directly or through third parties (the "Business"), which Business the Company acquired on the date hereof from Direct Sales International, LP, a Georgia limited partnership ("DSI"). Consultant was the President of the general partner of DSI and as such was effectively the chief executive officer of DSI. Consultant shall consult with the Chief Executive Officer of the Company with regard to the duties and responsibilities of the management of the Company and upon the mutual consent of Consultant and the Chief Executive Officer of the Company, Consultant shall advise the other senior officers of the Company with respect to the fulfillment of the policies and operations of the Business; and in such event the Company's Chief Executive Officer shall instruct the senior officers of the Company to perform the duties and responsibilities as outlined by Consultant.

         (c) Consultant agrees that he may not perform similar services for any other Person engaged in the same business as the Company and its subsidiaries so long as he receives compensation pursuant to this Agreement.

         (d) The Company shall make available to Consultant an office at the Company's principal offices. For so long as the Company's principal office is located at 2550 Heritage Court, Suite 106, Atlanta, Georgia, the office shall be the office occupied by Consultant prior to the Company acquiring the business and assets of Direct Sales International, L.P. The Company acknowledges that certain furniture and furnishings in such office at the date of this Agreement are the property of Consultant and may be removed by Consultant at any time. The Company acknowledges and agrees that the Consultant shall not be required to perform his services from this office at the Company, and may perform services in Palm Springs, California and at such other locations as he reasonably deems appropriate.

         (e) The Company acknowledges that Consultant has advised it that he from time to time takes vacation from his business, and the Company agrees that during such vacation (up to eight weeks per year) he shall not be required to perform services for the Company.

2.       Definitions

         "Board" shall mean the Board of Directors of the Company.

         "Company Group" shall mean the Company and each Person which the Company directly or indirectly Controls.

         "Disability," with respect to Consultant, shall mean that, for physical or mental reasons, Consultant is unable to perform the essential functions of Consultant's duties under this Agreement for 90 days during any one six-month period. Consultant agrees to submit to a reasonable number of examinations by a medical doctor reasonably acceptable to Consultant advising the Company as to whether Consultant shall have suffered a disability and be unable to return to work for 90 days. Consultant hereby authorizes the disclosure and release to the Company and its agents and representatives of all his supporting medical records relating to the issue of Consultant's disability. If Consultant is not legally competent, Consultant's legal guardian or duly authorized attorney-in-fact will act in Consultant's stead for the purposes of submitting Consultant to the examinations, and providing the authorization of disclosure of Consultant's ability or inability to return to work.

         "For Cause" shall mean, in the context of a basis for termination of Consultant's employment with the Company, that:

         (a) failure, in the good-faith judgment of the Company, of Consultant to cure any misconduct or willful or gross negligence by Consultant with respect to the business and affairs of the Company for which Consultant is assigned material responsibilities or duties, within a reasonable period of time following Consultant's receipt of written notice thereof by the Company, which notice is sufficiently specific so as to permit Consultant reasonable time to cure such misconduct or such willful or gross negligence;

         (b) the conviction of Consultant of a felony (other than a felony arising out of the use of a motor vehicle), whether or not committed in the course of his employment;

         (c) breach of any fiduciary duty to the Company or any subsidiary involving personal profit, commission of an act of fraud, embezzlement, or theft, or commission of an intentional act against the interests of the Company or any subsidiary that causes the Company or any subsidiary material injury; or

         (d) Consultant's willful failure or refusal to carry out his duties under this Agreement, which failure or refusal has not been, or cannot be, cured within a reasonable period after his receipt of written notice from the Company.

         "Person" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

3.       Compensation and Benefits

         (a) As fees for his services pursuant this Agreement, the Company will pay to Consultant in arrears a monthly consulting fee of $50,000 (the fee for any partial calendar month shall be pro-rated). Symposium guarantees payment of the monthly consulting fee.

         (b) In addition to monthly consulting fees, Consultant may be awarded a bonus at the sole discretion of the Board.

         (c) The Company shall provide to Consultant medical, life and disability insurance as may from time to time be provided generally to executive officers of the Company (either pursuant to the group policies of the Company or separate policies maintained by the Company).

         (d) Consultant shall be entitled to all award points or bonuses on credit cards used by Consultant which have heretofore accumulated as well as those hereafter awarded in conjunction with Consultant's future reimbursable expenses.

         (e) Expenses. The Company shall reimburse Consultant for any and all reasonable expenses, including first class air travel, incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's reasonable requirements with respect to reporting and documentation of expenses.,

4.       Term of Engagement

         Consultant's engagement pursuant to this Agreement shall commence on the date hereof and shall terminate on the earliest to occur of the following:

         (a) December 31, 2002;

         (b) upon the death of Consultant;

         (c) upon delivery to Consultant of written notice of termination by the Company if Consultant shall suffer a Disability;

         (d) upon termination by the Company For Cause; or

         (e) upon termination by the Company without cause.

         In the event of termination of Consultant's engagement without cause pursuant to subparagraph (e) above prior to December 31 2002, the Company shall continue to pay to Consultant his monthly consulting fees until December 31, 2002 and Consultant shall be entitled to any bonus which has been approved by the Board of Directors prior to the termination.

5.       Confidentiality

         Consultant agrees not to disclose (whether during or after Consultant's engagement with the Company) to any Person any trade secrets or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Company Group generally, provided that the foregoing shall not apply to information which is not unique to the Company Group or which is generally known to the industry or the public other than as a result of Consultant's breach of this covenant. Consultant agrees that upon termination of his consulting engagement with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company Group except that he may retain personal notes, notebooks, diaries, rolodexes and addresses and phone numbers. Consultant further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of any member of the Company Group.

6.       Miscellaneous

         (a) Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

                           If to the Company, to:

                           Direct Sales International, Inc.
                           2550 Heritage Court
                           Suite 106
                           Atlanta, Georgia 30339
                           Attn: President

                           With a copy to:

                           Symposium Corporation
                           410 Park Avenue
                           Suite 430
                           New York, New York 10022
                           Attn: President

                           If to Consultant, to:

                           The address of Consultant as set forth on the records of the Company.

                           With a copy to:

                           S. Jarvin Levison
                           Arnall Golden & Gregory, LLP

                           2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309

         Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

         (b) Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

         (c) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         (d) Governing Law. This Agreement has been made and entered into in the State of Georgia and shall be construed in accordance with the laws of the State of Georgia.

         (e) Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (g) Attorneys' Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The prevailing party is the party who is entitled to recover its costs in the action or proceeding. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

         (h) Independent Contractor. It is the intention of the parties to this Agreement that Consultant is, and shall be deemed to be, an independent contractor with respect to the subject matter hereof, and nothing contained herein shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture or other similar relationship between Consultant and the Company.

         (i) Assignment. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) without prior written consent of the other party.

         (j) Tickets for_Events. For so long as Consultant is a consultant pursuant to this Agreement, the Company shall acquire (if available) two tickets to the Sunday round of the Masters Golf Tournament in Augusta, Georgia and four season tickets to Philips Arena in Atlanta, Georgia. Consultant shall be in charge of distribution of such tickets for business purposes (such as to vendors, lead brokers, employees, consultants and advisors).

         In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                  Direct Sales International, Inc.



                                  By:    /s/ Ronald Altbach
                                         --------------------------------------
                                         Ronald Altbach, Chief Executive Officer




                                  Symposium Corporation



                                  By:    /s/ Ronald Altbach
                                         --------------------------------------
                                         Ronald Altbach, Chief Operating Officer




                                  Richard Prochnow
                                  -------------------------------------
                                  Richard L. Prochnow

                                  EXHIBIT 99.4

                                 LOAN AGREEMENT


         This Loan Agreement is made and entered into as of January 28, 2000 by and among Symposium Corporation, a Delaware Corporation (the "Lender"), and AmeriNet, Inc., an Oregon corporation (the "Borrower").

         CCCCC.   RECITALS


         WHEREAS, Borrower has requested Lender to make a series of loans to Borrower in the principal amount of $100,000 per month for a period of ten (10) consecutive months, beginning on March 1, 2000. Such consecutive monthly loans, which in the aggregate will be in an amount not to exceed $1,000,000, is hereafter referred to individually and collective as the "Loan";

         NOW, THEREFORE, in consideration of ten dollars ($10) and other valuable consideration, the parties hereto agree as follows:

         1. Loan. Lender shall make the Loan in ten (10) equal monthly installments of $100,000 per installment, the first of such installments to be made on March 1, 2000, with such subsequent installments of $100,000 to be made on the 1st day of each successive month thereafter and the last to be made on December 1, 2000. Interest on the Loan shall accrue at a rate of 8% per annum. Prior to and as a condition to the delivery of each installment, Borrower shall deliver to Lender a certificate in substantially the same form of Exhibit A, attached hereto, evidencing Borrower's compliance with certain relevant representations and warranties contained in that certain Stock Purchase Agreement dated June 2, 1999 (and terminated as of January __, 2000) by and among Lender, Borrower, Richard Prochnow and David Kerlin. Notwithstanding the termination of that Stock Purchase Agreement, the certificate shall certify that such representations and warranties are true and correct as of the date such certificate is executed and delivered, which shall be not prior to five nor later than one business day prior to the date the Lender is obligated to make the installment. Unless otherwise modified in writing by the Borrower and Lender, the relevant representations and warranties for purposes of this Loan Agreement shall be Sections 5.1, 5.2, 5.11, 5.13, 5.17,
                  5.22 and 5.24. In addition to these listed sections, Borrower will represent and warrant that Borrower has not filed nor is Borrower contemplating filing a petition for Bankruptcy, nor is Borrower subject to an involuntary proceeding in Bankruptcy. The Loan shall be evidenced by and repaid in accordance with a Promissory Note executed by Borrower in the form of Exhibit B attached hereto, dated as of the day of the first disbursement by Lender to Borrower, and payable to the order of Lender. Such Note and any and all amendments, extensions, modifications, renewals, restatements, replacements and substitutions thereof and therefor are herein referred to as the "Note."

         2. Use of Proceeds. Borrower agrees that, without the consent of Lender, Borrower will not use the proceeds of the Loan for any purpose other than for the day-to-day operations and management of the company.

         3. Termination. This Loan Agreement shall terminate upon the earlier of (i) one year from the date of the final installment payment under this Note and (ii) the occurrence of a Financing Event. A "Financing Event" shall mean: (i) a merger or consolidation to which Borrower is a party; (ii) the sale of all or a majority of the assets of Borrower; or (iii) the receipt by Borrower after the date hereof of gross proceeds of $2,000,000 or more from loans and the issuance of debt and/or equity securities (excluding loans from the Lender). The representations and warranties of Borrower shall survive termination of this Agreement.

         4. Prepayment. Borrower may prepay 100%, and not less than 100%, of the principal of the Loan, together with the interest thereon, without penalty or premium.

         5. Assignment. Without the written consent of Lender, neither this Agreement nor any interest herein may be assigned, nor shall any assignment order be issued on Lender for any advance or any part thereof, and Lender shall not be obligated to recognize, accept or fulfill any such assignment or order. This Agreement shall be binding on the legal representatives, heirs, successors and assigns of the parties hereto.

         6. Notices. Whenever any notice is required or permitted by the terms of this Agreement, such notice will be deemed given when deposited in regular United States Mail, postage prepaid, to the parties, as follows:

         To Borrower:      AmeriNet, Inc.
                           Three Centerpointe Drive
                           Suite 125
                           Lake Oswego, OR  97035
                           Attention:  David Kerlin

         To Lender:        Symposium Corporation
                           410 Park Avenue
                           Suite 830
                           New York, New York  10022
                           Attention:  Ronald Altbach

         7. Governing Law. This Agreement and the Note shall be deemed executed and delivered in the State of Oregon and shall, in all regards, be governed by the laws (including the conflict of laws rules) of the State of Oregon.


            [The Remainder of This Page is Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written.



                                                BORROWER:

                                                AmeriNet, Inc.


                                                By: /s/ David Kerlin
                                              --------------------------------
                                                David Kerlin, President



                                                LENDER:

                                                Symposium Corporation


                                                By: /s/ Ronald Altbach
                                              --------------------------------
                                                Ronald Altbach, President